Exhibit 4.13

GROWN ROGUE INTERNATIONAL INC.

Special Warrant Indenture

Dated as of March 5, 2021

TABLE OF CONTENTS

1.	INTERPRETATION		2
	1.1	Definitions	2
	1.2	Headings	5
	1.3	Gender	6
	1.4	Weekends and Holidays	6
	1.5	Meaning of “Outstanding”	6
	1.6	Time	6
	1.7	Applicable Law	6
	1.8	Severability	6
	1.9	Currency	6
	1.10	Conflicts	6
	1.11	Schedules	6

2.	ISSUE AND PURCHASE OF SPECIAL WARRANTS		7
	2.1	Creation, Form and Terms of Special Warrants	7
	2.2	Form of Special Warrants, Certificated Special Warrants	7
	2.3	Book Entry Only Special Warrants	7
	2.4	Special Warrant Certificate	9
	2.5	Transferability and Ownership of Special Warrants	10
	2.6	Special Warrant holders Not Shareholders	14
	2.7	Signing of Special Warrants	14
	2.8	Countersigning	14
	2.9	Loss, Mutilation, Destruction or Theft of Special Warrants	14
	2.10	Exchange of Special Warrants	15
	2.11	Ranking	15
	2.12	Purchase of Special Warrants for Cancellation	15
	2.13	Cancellation of Surrendered Special Warrants	16

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY		16
	3.1	To Issue Special Warrants and Reserve Common Shares and Unit Warrants	16
	3.2	To Execute Further Assurances	16
	3.3	To Carry On Business	16
	3.4	Reporting Issuer	17
	3.5	No Breach of Constating Documents	17
	3.6	Filing Prospectus and Related Matters	17
	3.7	Notices to Special Warrant Agent	17
	3.8	Securities Qualification Requirements	17
	3.9	Maintain Listing	18
	3.10	Satisfy Covenants	18
	3.11	Performance of Covenants by Special Warrant Agent	18
	3.12	Special Warrant Agent’s Remuneration and Expenses	18
	3.13	Trust for Special Warrant holder’s Benefit	18
	3.14	Notice to Special Warrant holders of Certain Events	18
	3.15	Closure of Share Transfer Books	19
	3.16	No Payment of Commissions	19

4.	ADJUSTMENT OF NUMBER OF UNITS		19
	4.1	Adjustment of Number of Units	19
	4.2	Proceedings Prior to any Action Requiring Adjustment	20

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	4.3	Certificate of Adjustment	23
	4.4	No Action After Notice	23
	4.5	Protection of Special Warrant Agent	24
	4.6	Notice of Special Matters	24

5.	EXERCISE AND CANCELLATION OF SPECIAL WARRANTS		24
	5.1	Notice of Automatic Exercise to Special Warrant holders	24
	5.2	Voluntary Exercise of Special Warrants	25
	5.3	Automatic Exercise of Special Warrants	27
	5.4	Effect of Exercise of Special Warrants	27
	5.5	Partial Exercise	28
	5.6	Special Warrants Void After Exercise	28
	5.7	Fractions of Unit Shares or Unit Warrants	28
	5.8	Accounting and Recording	28
	5.9	Legending of Special Warrant Certificates and Underlying Securities	28
	5.10	Issuance of Unit Shares and Unit Warrants	29
	5.11	Securities Restrictions	31
	5.12	Contractual Right of Rescission	31

6.	MEETINGS OF SPECIAL WARRANT HOLDERS		32
	6.1	Definitions	32
	6.2	Convening Meetings	32
	6.3	Place of Meeting	32
	6.4	Notice	32
	6.5	Persons Entitled to Attend	33
	6.6	Quorum	33
	6.7	Chairman	33
	6.8	Power to Adjourn	33
	6.9	Adjourned Meeting	33
	6.10	Show of Hands	33
	6.11	Poll	34
	6.12	Regulations	34
	6.13	Powers of Special Warrant holders	34
	6.14	Powers Cumulative	35
	6.15	Minutes of Meetings	35
	6.16	Written Resolutions	36
	6.17	Binding Effect	36
	6.18	Holdings by the Company or Subsidiaries of the Company Disregarded	36

7.	SUPPLEMENTAL INDENTURES, MERGER, SUCCESSORS		36
	7.1	Provision for Supplemental Indentures for Certain Purposes	36
	7.2	Company May Consolidate, etc. on Certain Terms	37
	7.3	Successor Body Corporate Substituted	37

8.	CONCERNING THE SPECIAL WARRANT AGENT		37
	8.1	Duties of Special Warrant Agent	37
	8.2	Action by Special Warrant Agent	38
	8.3	Certificate of the Company	38
	8.4	Special Warrant Agent May Employ Experts	38
	8.5	Resignation and Replacement of Special Warrant Agent	39
	8.6	Indenture Legislation	39

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	8.7	Notice	39
	8.8	Use of Proceeds	40
	8.9	Documents, Monies, etc. Held by Special Warrant Agent	40
	8.10	No Inquiries	40
	8.11	Actions by Special Warrant Agent to Protect Interest	40
	8.12	Special Warrant Agent Not Required to Give Security	40
	8.13	No Conflict of Interest	40
	8.14	Special Warrant Agent Not Ordinarily Bound	41
	8.15	Special Warrant Agent May Deal in Instruments	41
	8.16	Recitals or Statements of Fact Made by Company	41
	8.17	Special Warrant Agent’s Discretion Absolute	41
	8.18	No Representations as to Validity	41
	8.19	Acceptance of Agency	42
	8.20	Special Warrant Agent’s Authority to Carry on Business	42
	8.21	Additional Protections of Special Warrant Agent	42
	8.22	Indemnification of Special Warrant Agent	42
	8.23	Performance of Covenants by Special Warrant Agent	43
	8.24	Third Party Interests	43
	8.25	Not Bound to Act	43

9.	NOTICES		44
	9.1	Notice to Company, Special Warrant Agent and Agent	44
	9.2	Notice to Special Warrant holders	45

10.	POWER OF BOARD OF DIRECTORS		45
	10.1	Board of Directors	45

11.	MISCELLANEOUS PROVISIONS		45
	11.1	Further Assurances	45
	11.2	Unenforceable Terms	45
	11.3	No Waiver	45
	11.4	Waiver by Special Warrant holders and Special Warrant Agent	46
	11.5	Suits by Special Warrant holders	46
	11.6	SEC Reporting Status	46
	11.7	Force Majeure	47
	11.8	Privacy Matters	47
	11.9	Enurement	47
	11.10	Counterparts	47
	11.11	Governing Law	48

iii

SPECIAL WARRANT INDENTURE

THIS SPECIAL WARRANT INDENTURE made as of 5th day of March, 2021.

BETWEEN:

GROWN ROGUE INTERNATIONAL INC., a company incorporated under the laws of the Province of Ontario

(the “Company”)

OF THE FIRST PART

AND:

CAPITAL TRANSFER AGENCY ULC, a trust company existing under

the laws of Canada and authorized to carry on business in all provinces of Canada

(the “Special Warrant Agent”)

OF THE SECOND PART

WHEREAS pursuant to the terms of the Agency Agreement (as hereinafter defined), the Company is proposing to issue and sell an aggregate of 21,056,890 Special Warrants (as hereinafter defined) at a purchase price of $0.225 per Special Warrant;

AND WHEREAS each Special Warrant shall entitle the holder thereof to acquire, upon exercise or deemed exercise thereof, one Unit (as hereinafter defined) without payment of additional consideration, subject to adjustment in accordance with Section 4 of this Indenture;

AND WHEREAS the Company is authorized to create and issue the Special Warrants;

AND WHEREAS the Company represents to the Special Warrant Agent that all necessary resolutions of the directors of the Company have been duly enacted, passed or confirmed and all other proceedings taken and conditions complied with to authorize the execution and delivery of this Indenture and the execution, delivery and issue of the Special Warrants and to make the same legal, valid and binding on the Company in accordance with the laws relating to the Company;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Company and not by the Special Warrant Agent;

AND WHEREAS the Special Warrant Agent has been appointed by the Company and has agreed to act as agent on behalf of the Special Warrant holders (as hereinafter defined) on the terms and conditions set forth herein.

NOW THEREFORE THIS INDENTURE WITNESSETH THAT, in consideration of the premises and in further consideration of the mutual covenants herein set forth, the parties hereto agree as follows:

1.	INTERPRETATION

1.1	Definitions

In this Indenture, unless there is something in the subject matter or context inconsistent therewith, the following words have the respective meaning indicated below:

(a)	“Agent” means Eight Capital, as sole agent and sole bookrunner;

(b)	“Agency Agreement” means the agency agreement dated the date hereof between the Company and the Agent in relation to the Private Placement;

(c)	“Applicable Legislation” means the provisions, if any, for the time being, of any statute of Canada or a province or territory thereof, and of the regulations under such statute, relating to special warrant indentures and to the rights, duties and obligations of special warrant agents under special warrant indentures, and of corporations issuing their securities under special warrant indentures, to the extent that any such provisions are in force and applicable to this Indenture;

(d)	“Authenticated” means (a) with respect to the issuance of a Special Warrant Certificate, a Special Warrant Certificate which has been duly signed by the Company and authenticated by manual signature of an authorized officer of the Special Warrant Agent, and (b) with respect to the issuance of an Uncertificated Special Warrant, an Uncertificated Special Warrant in respect of which the Special Warrant Agent has completed all Internal Procedures such that the particulars of such Uncertificated Special Warrant are entered in the register of holders of Special Warrants, and “Authenticate”, “Authenticating” and “Authentication” have the appropriate correlative meanings;

(e)	“Book Entry Exercise Confirmation” means a confirmation of intention to exercise Special Warrants, delivered to the Special Warrant Agent by the Depository;

(f)	“Book Entry Only Participants” means institutions that participate directly or indirectly in the Depository’s book entry registration system for the Special Warrants;

(g)	“Book Entry Only Special Warrants” means Special Warrants that are to be held only by or on behalf of the Depository;

(h)	“Business Day” means a day which is not a Saturday, Sunday or legal holiday in the City of Toronto, Ontario;

(i)	“CDS Global Special Warrants” means Special Warrants representing all or a portion of the aggregate number of Special Warrants issued in the name of the Depository represented by an Uncertificated Special Warrant, or if requested by the Depository or the Company, by a Special Warrant Certificate;

(j)	“Closing” means the closing on the Closing Date of the Private Placement;

(k)	“Closing Date” means March 5, 2021, being the closing date of the Private Placement;

(l)	“Common Share” means a fully paid and non-assessable common share in the capital of the Company as such capital is presently constituted;

(m)	“Company” means Grown Rogue International Inc., a corporation existing under the laws of the Province of Ontario;

(n)	“Company’s auditors” means the firm of accountants appointed by the shareholders of the Company and serving as the auditors of the Company at the relevant time;

(o)	“Current Market Price” of a Common Share at any date means the price per share equal to the volume weighted average price at which the Common Shares have traded during the 10 consecutive Trading Days ending on the third trading day immediately prior to such date, on the Canadian Securities Exchange, or, if the Common Shares are not listed thereon, on any stock exchange on which such shares are listed as may be selected for such purpose by the directors or, if such shares are not listed on any stock exchange, then on such over-the-counter market in Canada or the United States as may be selected for such purpose by the directors, provided further that if the Common Shares are not then listed on any Canadian stock exchange or traded in the over-the counter market, then the Current Market Price shall be determined by such firm of independent chartered accountants as may be selected by the directors of the Company;

(p)	“Deemed Exercise Date” means, subject to Section 4.2(f), the earlier of:

(i)	the date that is the third Business Day after the Qualification Date; and

(ii)	the date that is four months and one day following the Closing Date;

(q)	“Deemed Exercise Time” means 5:00 p.m. (Toronto time) on the Deemed Exercise Date;

(r)	“Depository” means CDS Clearing and Depository Services Inc. or such other person as is designated in writing by the Company to act as depository in respect of the Special Warrants;

(s)	“Designated Jurisdictions” means, collectively, each of the provinces of Canada, other than Quebec, where Special Warrants are sold;

(t)	“director” means a director of the Company for the time being and, unless otherwise specified herein, a reference to an action by the directors means an action by the directors of the Company as a board or, whenever duly empowered, action by a committee of such board;

(u)	“Indenture”, “herein”, “hereto”, “hereunder”, “hereof”, “hereby” and similar expressions mean or refer to this special warrant indenture and not to any particular Article, Section, paragraph, clause, subdivision or portion hereof and include any indenture, deed or instrument supplemental or ancillary hereto, in each case, as may be amended from time to time; and the expressions “Article”, “Section” and “paragraph” followed by a number mean and refer to the specified Article, Section or paragraph of this Indenture;

(v)	“Internal Procedures” means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register of Special Warrant holders at any time (including without limitation, original issuance or registration of transfer of ownership) the minimum number of the Special Warrant Agent’s internal procedures customary at such time for the entry, change or deletion made to be completed under the operating procedures followed at the time by the Special Warrant Agent;

(w)	“Original QIB Purchaser” means an original purchaser of Special Warrants who, as a U.S. Purchaser that qualifies as a Qualified Institutional Buyer, has executed and delivered a U.S. QIB Certificate;

(x)	“Passport System” means the passport system procedures provided for under Multilateral Instrument 11-102 - Passport System and National Policy 11-202 - Process for Prospectus Reviews in Multiple Jurisdictions;

(y)	“Penalty Units” has the meaning set forth in Section 4.1(a);

(z)	“Private Placement” means the private placement of up to 21,056,890 Special Warrants pursuant to the Agency Agreement and the subscription agreements entered into on the Closing Date between the Company and purchasers of Special Warrants;

(aa)	“Prospectus” means a (final) short form prospectus of the Company filed with the Securities Regulators by the Company which qualifies the distribution of the Unit Shares and the Unit Warrants in the Designated Jurisdictions;

(bb)	“Purchase Price” means $0.225 per Special Warrant;

(cc)	“Qualification Date” means the date on which the principal regulator under the Passport System issues the Receipt evidencing that each Securities Regulator has issued a receipt for the Prospectus;

(dd)	“Qualification Deadline” means 5:00 p.m. (Toronto time) on April 5, 2021;

(ee)	“Qualified Institutional Buyer” means a “qualified institutional buyer” as defined in Rule 144A of the U.S. Securities Act;

(ff)	“Receipt” means the receipt issued by the Ontario Securities Commission for the Prospectus under the Passport System, which is deemed to also be a receipt of the Securities Regulators of the other Designated Jurisdictions pursuant to the Passport System;

(gg)	“Regulation S” means Regulation S promulgated by the SEC under the U.S. Securities Act;

(hh)	“SEC” means the United States Securities and Exchange Commission;

(ii)	“Securities Regulators” means, collectively, the securities commissions or other applicable securities regulatory authorities of each of the Designated Jurisdictions;

(jj)	“Special Warrant” means a special warrant of the Company created by the Company and issued and Authenticated hereunder and entitling the holder thereof to acquire one Unit (provided that if a Receipt for the Prospectus is not issued prior to the Qualification Deadline then each holder of a Special Warrant will be entitled to 1.1 Units per Special Warrant held instead of one Unit) upon the exercise or deemed exercise thereof, in accordance with this Indenture, without payment of additional consideration or further action on the part of the Special Warrant holders, subject to adjustment as set out herein;

(kk)	“Special Warrant Agent” means the special warrant agent under this Indenture, initially being Capital Transfer Agency, ULC, in its capacity as special warrant agent hereunder, having an office in Toronto, Ontario, or such other address as it shall inform the Company and Special Warrant holders from time to time;

(ll)	“Special Warrant Certificate” means a certificate evidencing one or more Special Warrants issuable hereunder, substantially in the form attached hereto as Schedule “A”;

(mm)	“Special Warrant holder” means the registered holder from time to time of an outstanding Special Warrant;

(nn)	“Subsidiary of the Company” means a corporation of which voting securities carrying a majority of the votes attached to all outstanding voting securities of the Company are owned, directly or indirectly, by the Company or by one or more subsidiaries of the Company, or by the Company and one or more subsidiaries of the Company, and, as used in this definition, voting securities means securities, other than debt securities, carrying a voting right to elect directors either under all circumstances or under some circumstances that may have occurred and are continuing;

(oo)	“Trading Day” means any day on which the facilities of the Canadian Securities Exchange, or, if the Common Shares are not listed thereon, the facilities of any stock exchange on which the Common Shares are listed, or, if the Common Shares are not listed thereon, an over-the-counter market in Canada as may be selected by the directors on which the Common Shares are traded, are open for trading;

(pp)	“Transaction Instruction” means a written order signed by a Special Warrant holder or the Depository entitled to request that one or more actions be taken, or such other form as may be reasonably acceptable to the Special Warrant Agent, requesting one or more such actions to be taken in respect of an Uncertificated Special Warrant;

(qq)	“Uncertificated Special Warrant” means any Special Warrant which is not represented by a Special Warrant Certificate;

(rr)	“Unit” means a unit of the Company, subject to adjustment in accordance with this Indenture, consisting of one Unit Share and one Unit Warrant (and includes for greater certainty any additional Penalty Units), issuable upon the exercise or deemed exercise of the Special Warrants;

(ss)	“Unit Share” means a Common Share forming part of a Unit, issuable upon the exercise or deemed exercise of the Special Warrants;

(tt)	“Unit Warrant” means a Common Share purchase warrant of the Company forming part of a Unit, issuable upon the exercise or deemed exercise of the Special Warrants and pursuant to the Unit Warrant Indenture, with each whole Unit Warrant exercisable by the holder thereof to acquire one Common Share of the Company at a price of $0.30 per Common Share for a period of 24 months following the Closing Date, subject to adjustment in certain events as set forth in the Warrant Indenture;

(uu)	“United States” has the meaning ascribed thereto in Regulation S, as set out in Schedule “B” hereto;

(vv)	“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(ww)	“U.S. Person” has the meaning ascribed thereto in Regulation S, as set out in Schedule “B” hereto;

(xx)	“U.S. Special Warrant holder” means any Special Warrant holder that is a U.S. Person, acquired Warrants in the United States or for the account or benefit of any U.S. Person or Person in the United States appearing on the register of Special Warrant holders;

(yy)	“U.S. QIB Certificate” means a U.S. Purchaser Certificate executed by an Original QIB Purchaser in connection with its purchase of Special Warrants pursuant to the Private Placement, substantially in the form annexed as Schedule “C” – Annex 2 to the form of subscription agreement used for the Private Placement; “U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

(zz)	“Warrant Indenture” means the warrant indenture governing the terms of the Unit Warrants between the Company and Capital Transfer Agency, ULC in its capacity as warrant agent, dated the Closing Date.

1.2	Headings

The division of this Indenture into Articles, Sections or other subdivisions, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or the Special Warrants.

1.3	Gender

Words importing the singular number also include the plural and vice versa and words importing a particular gender or neuter include both genders and neuters.

1.4	Weekends and Holidays

If the date for the taking of any action under this Indenture expires on a day which is not a Business Day, such action may be taken on the next succeeding Business Day with the same force and effect as if taken within the period for the taking of such action.

1.5	Meaning of “Outstanding”

Every Special Warrant represented by a Special Warrant Certificate countersigned by the Special Warrant Agent or Uncertificated Special Warrant that has been Authenticated and delivered to the holder thereof is deemed to be outstanding until it is cancelled or delivered to the Special Warrant Agent for cancellation or until the Deemed Exercise Time. Where a new Special Warrant Certificate has been issued pursuant to Section 2.9 to replace one which has been mutilated, lost, stolen or destroyed, the Special Warrants represented by only one of such Special Warrant Certificates are counted for the purpose of determining the aggregate number of Special Warrants outstanding. A Special Warrant Certificate representing a number of Special Warrants which has been partially exercised will be deemed to be outstanding only to the extent of the unexercised portion of the Special Warrants.

1.6	Time

Time is of the essence hereof and of each Special Warrant Certificate.

1.7	Applicable Law

This Indenture and each Special Warrant Certificate are subject to and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

1.8	Severability

Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under Applicable Legislation. In the event that any provision hereof shall be determined to be invalid, illegal or unenforceable in any respect under Applicable Legislation, such provision will be ineffective only to the extent of such invalidity, illegality and unenforceability and the validity, legality and enforceability of the remainder of such provision and any other provision hereof shall not be affected or impaired thereby.

1.9	Currency

All references to currency herein and in the Special Warrant Certificates are to Canadian dollars unless otherwise indicated.

1.10	Conflicts

In the event of any conflict or inconsistency between the provisions of this Indenture and the Special Warrant Certificates, the provisions of this Indenture will govern.

1.11	Schedules

The attached Schedule “A” and Schedule “B” are incorporated into and form part of this Indenture.

2.	ISSUE AND PURCHASE OF SPECIAL WARRANTS

2.1	Creation, Form and Terms of Special Warrants

(a)	The Company hereby creates and authorizes for issuance 21,056,890 Special Warrants.

(b)	The Special Warrants shall be executed by the Company and Authenticated by, or on behalf of, the Special Warrant Agent upon the written order of the Company and delivered by the Special Warrant Agent to the Company or to the order of the Company in accordance with the written order of the Company.

(c)	Each Special Warrant shall entitle the holder thereof to acquire, upon the exercise or deemed exercise thereof, one Unit without the payment of additional consideration and subject to adjustment in accordance with Article 4 hereof.

(d)	Subject to the provisions hereof, the Special Warrants issued under this Indenture are limited in the aggregate to 21,056,890 Special Warrants, provided that the number and type of securities to be issued upon exercise or deemed exercise of the Special Warrants is subject to increase or decrease so as to give effect to the adjustments required by Article 4.

(e)	No fractional Special Warrants shall be issued or otherwise provided for hereunder.

2.2	Form of Special Warrants, Certificated Special Warrants

The Special Warrants may be issued in both certificated and uncertificated form. All Special Warrants issued in certificated form shall be evidenced by a Special Warrant Certificate (including all replacements issued in accordance with this Indenture), substantially in the form set out in Schedule “A” hereto, which shall be dated as of the Closing Date, shall bear such distinguishing letters and numbers as the Company may, with the approval of the Special Warrant Agent, prescribe, and shall be issuable in any denomination excluding fractions. All Special Warrants issued to the Depository may be in either a certificated or uncertificated form, such uncertificated form being evidenced by a book position on the register of Special Warrant holders to be maintained by the Special Warrant Agent. Notwithstanding the foregoing, all Special Warrants issued to a U.S. Special Warrant holder will be issued in certificated form and will bear the legend set forth in Section 5.9(a) herein.

2.3	Book Entry Only Special Warrants

(a)	Registration of beneficial interests in and transfers of Special Warrants held by the Depository shall be made only through the book entry registration system and no Special Warrant Certificates shall be issued in respect of such Special Warrants except where physical certificates evidencing ownership in such securities are required or as set out herein or as may be requested by the Depository, as determined by the Company, from time to time. Except as provided herein, owners of beneficial interests in any CDS Global Special Warrants shall not be entitled to have Special Warrants registered in their names and shall not receive or be entitled to receive Special Warrants in definitive form or to have their names appear in the register. Notwithstanding any terms set out herein, Special Warrants having any legend set forth in Section 5.9(a) herein and held in the name of the Depository may only be held in the form of Uncertificated Special Warrants with the prior consent of the Special Warrant Agent and in accordance with the Internal Procedures of the Special Warrant Agent.

(b)	Notwithstanding any other provision in this Indenture, no CDS Global Special Warrants may be exchanged for registered Special Warrants, and no transfer of any CDS Global Special Warrants may be registered, in the name of any person other than the Depository for such CDS Global Special Warrants or a nominee thereof, unless:

(i)	the Depository notifies the Company that it is unwilling or unable to continue to act as depository in connection with the Book Entry Only Special Warrants and the Company is unable to locate a qualified successor;

(ii)	the Company determines that the Depository is no longer willing, able or qualified to discharge properly its responsibilities as holder of the CDS Global Special Warrants and the Company is unable to locate a qualified successor;

(iii)	the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a depository and the Company is unable to locate a qualified successor;

(iv)	the Company determines that the Special Warrants shall no longer be held as Book Entry Only Special Warrants through the Depository;

(v)	such right is required by Applicable Legislation, as determined by the Company and the Company’s counsel;

(vi)	the Special Warrant is to be Authenticated to or for the account or benefit of a person in the United States or a U.S. Person (in which case, the Special Warrant Certificate shall contain the legend set forth in Section 5.9(a), if applicable); or

(vii)	such registration is effected in accordance with the internal procedures of the Depository and the Special Warrant Agent, following which, Special Warrants for those holders requesting the same shall be registered and issued to the beneficial owners of such Special Warrants or their nominees as directed by the holder.

The Company shall provide a certificate of an officer of the Company giving notice to the Special Warrant Agent of the occurrence of any event outlined in this Section 2.3(b).

(c)	Every Special Warrant that is Authenticated upon registration or transfer of a CDS Global Special Warrant, or in exchange for or in lieu of a CDS Global Special Warrant or any portion thereof, shall be Authenticated in the form of, and shall be, a CDS Global Special Warrant, unless such Special Warrant is registered in the name of a person other than the Depository for such CDS Global Special Warrant or a nominee thereof.

(d)	Notwithstanding anything to the contrary in this Indenture, the CDS Global Special Warrant will be issued as an Uncertificated Special Warrant, unless otherwise requested in writing by the Depository or the Company.

(e)	The rights of beneficial owners of Special Warrants who hold securities entitlements in respect of the Special Warrants through the book entry registration system shall be limited to those established by Applicable Legislation and agreements between the Depository and the Book Entry Only Participants and between such Book Entry Only Participants and the beneficial owners of Special Warrants who hold securities entitlements in respect of the Special Warrants through the book entry registration system, and such rights must be exercised through a Book Entry Only Participant in accordance with the rules and procedures of the Depository.

(f)	Notwithstanding anything herein to the contrary, neither the Company nor the Special Warrant Agent nor any agent thereof shall have any responsibility or liability for:

(i)	the electronic records maintained by the Depository relating to any ownership interests or any other interests in the Special Warrants or the depository system maintained by the Depository, or payments made on account of any ownership interest or any other interest of any person in any Special Warrant represented by an electronic position in the book entry registration system (other than the Depository or its nominee);

(ii)	maintaining, supervising or reviewing any records of the Depository or any Book Entry Only Participant relating to any such interest; or

(iii)	any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Book Entry Only Participant.

(g)	The Company may terminate the application of this Section in its sole discretion in which case all Special Warrants shall be evidenced by Special Warrant Certificates registered in the name of a person other than the Depository or pursuant to the Direct Registration System through the Special Warrant Agent.

2.4	Special Warrant Certificate

(a)	For Special Warrants issued in certificated form, the form of certificate representing Special Warrants shall be substantially as set out in Schedule “A” hereto or such other form as is authorized from time to time by the Special Warrant Agent upon the written order of the Company. Each Special Warrant Certificate shall be Authenticated on behalf of the Special Warrant Agent. Each Special Warrant Certificate shall be signed by any one duly authorized signatory of the Company; whose signature shall appear on the Special Warrant Certificate and may be printed, lithographed or otherwise mechanically reproduced thereon (including by way offacsimile signature or signature in Portable Document Format (PDF) and, in such event, certificates so signed are as valid and binding upon the Company as if it had been signed manually. Any Special Warrant Certificate which has one signature as herein before provided shall be valid and binding notwithstanding that one or more of the persons whose signature is so printed, lithographed or mechanically reproduced no longer holds office at the date of issuance of such certificate. The Special Warrant Certificates may be engraved, printed or lithographed, or partly in one form and partly in another, as the Special Warrant Agent may determine.

(b)	The Special Warrant Agent shall Authenticate Uncertificated Special Warrants (whether upon original issuance, exchange, registration of transfer, or otherwise) by completing its Internal Procedures and the Company shall, and hereby acknowledges that it shall, thereupon be deemed to have duly and validly issued such Uncertificated Special Warrants under this Indenture. Such Authentication shall be conclusive evidence that such Uncertificated Special Warrant has been duly issued hereunder and that the holder or holders are entitled to the benefits of this Indenture. The register shall be final and conclusive evidence as to all matters relating to Uncertificated Special Warrants with respect to which this Indenture requires the Special Warrant Agent to maintain records or accounts. In case of differences between the register at any time and any other time, the register at the later time shall be controlling, absent manifest error, and such Uncertificated Special Warrants are binding on the Company.

(c)	No Special Warrant shall be considered issued and shall be valid or obligatory or shall entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by the Special Warrant Agent. Authentication by the Special Warrant Agent, including by way of entry on the register or otherwise, shall not be construed as a representation or warranty by the Special Warrant Agent as to the validity of this Indenture or of such Special Warrant Certificates or Uncertificated Special Warrants (except the due Authentication thereof) or as to the performance by the Company of its obligations under this Indenture and the Special Warrant Agent shall in no respect be liable or answerable for the use made of the Special Warrants or any of them or of the consideration thereof. Authentication by the Special Warrant Agent shall be conclusive evidence as against the Company that the Special Warrants so Authenticated have been duly issued hereunder and that the holder thereof is entitled to the benefits of this Indenture.

(d)	No Special Warrant Certificate shall be considered issued and Authenticated or, if Authenticated, shall be obligatory or shall entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by manual signature by or on behalf of the Special Warrant Agent substantially in the form of the Special Warrant Certificate set out in Schedule “A” hereto. Such Authentication on any such certificated Special Warrant shall be conclusive evidence that such Special Warrant Certificate is duly Authenticated and is valid and a binding obligation of the Company and that the holder is entitled to the benefits of this Indenture.

(e)	No Uncertificated Special Warrant shall be considered issued and shall be obligatory or shall entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by entry on the register of the particulars of the Uncertificated Special Warrants. Such entry on the register of the particulars of an Uncertificated Special Warrant shall be conclusive evidence that such Uncertificated Special Warrant is a valid and binding obligation of the Company and that the holder is entitled to the benefits of this Indenture.

(f)	Each CDS Global Special Warrant originally issued in Canada and held by the Depository, and each CDS Global Special Warrant issued in exchange therefor or in substitution thereof shall bear or be deemed to bear the following legend or such variations thereof as the Company may prescribe from time to time:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO GROWN ROGUE INTERNATIONAL INC. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS, OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS, HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

THIS GLOBAL WARRANT HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY OTHER SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY SHALL NOT TRADE THE SECURITY BEFORE [FOUR MONTHS AND ONE DAY AFTER THE ORIGINAL DATE OF ISSUANCE OF SPECIAL WARRANT(S)].”

2.5	Transferability and Ownership of Special Warrants

(a)	The Company hereby appoints the Special Warrant Agent as registrar of the Special Warrants and shall cause the Special Warrant Agent to keep a register, whether certificated or uncertificated, which shall contain the information called for below with respect to each

Special Warrant, together with such other information as may be required by law or as the Special Warrant Agent may elect to record. All such information shall be kept in one set of accounts and records, at the Special Warrant Agent’s Toronto office set forth in Section 9.1, which the Special Warrant Agent shall designate (in such manner as shall permit it to be so identified as such by an unaffiliated party) as the register of the Special Warrant holders. The information to be entered for each account in the register of Special Warrants at any time shall include (without limitation):

(i)	the name and address of the Special Warrant holder, the date of Authentication thereof and the number of Special Warrants held;

(ii)	whether such Special Warrant is a certificated or uncertificated and, if certificated, the unique number or code assigned to and imprinted thereupon and, if an uncertificated, the unique number or code assigned thereto if any;

(iii)	whether such Special Warrant has been cancelled; and

(iv)	a register of transfers in which all transfers of Special Warrants and the date and other particulars of each transfer shall be entered.

The register shall be available for inspection by the Company, the Agent and or any Special Warrant holder during the Special Warrant Agent’s regular business hours on a Business Day and upon payment to the Special Warrant Agent of its reasonable fees. Any Special Warrant holder exercising such right of inspection shall first provide an affidavit in form satisfactory to the Company and the Special Warrant Agent stating the name and address of the Special Warrant holder and agreeing not to use the information therein except in connection with an effort to call a meeting of Special Warrant holders or to influence the voting of Special Warrant holders at any meeting of Special Warrant holders.

(b)	Once an Uncertificated Special Warrant has been Authenticated, the information set forth in the register with respect thereto at the time of Authentication may be altered, modified, amended, supplemented or otherwise changed only to reflect exercise or proper instructions to the Special Warrant Agent from the holder as provided herein, except that the Special Warrant Agent may act unilaterally to make purely administrative changes internal to the Special Warrant Agent and changes to correct errors. Each person who becomes a holder of an Uncertificated Special Warrant, by his, her or its acquisition thereof shall be deemed to have irrevocably (i) consented to the foregoing authority of the Special Warrant Agent to make such minor error corrections and (ii) agreed to pay to the Special Warrant Agent, promptly upon written demand, the full amount of all loss and expense (including without limitation reasonable legal fees of the Company and the Special Warrant Agent plus interest, at an appropriate then prevailing rate of interest), sustained by the Company or the Special Warrant Agent as a proximate result of such error caused by the holder if but only if and only to the extent that such present or former holder realized any benefit as a result of such error and could reasonably have prevented, forestalled or minimized such loss and expense by prompt reporting of the error or avoidance of accepting benefits thereof whether or not such error is or should have been timely detected and corrected by the Special Warrant Agent; provided, that no person who is a bona fide purchaser shall have any such obligation to the Company or to the Special Warrant Agent.

(c)	The Special Warrant Certificates may only be transferred by the Special Warrant holder (or its legal representatives or its attorney duly appointed), in accordance with Applicable Legislation and upon compliance with the conditions herein, on the register kept at the office of the Special Warrant Agent pursuant to Section 2.5(a) by delivering to the Special Warrant Agent’s Toronto office a duly executed Form of Transfer attached as Appendix 2 to the Special Warrant Certificate and a duly executed Special Warrant Transferee’s Certificate attached as Appendix 3 to the Special Warrant Certificate and complying with such other reasonable requirements as the Company and the Special Warrant Agent may

prescribe and such transfer shall be duly noted on the register by the Special Warrant Agent. In the case of Uncertificated Special Warrants, the legal or beneficial interest in the Special Warrants may only be transferred in accordance with the procedures of the Depository under its book-entry registration system.

(d)	Notwithstanding anything contained in this Indenture, in the Special Warrant Certificate or in any subscription agreements under which Special Warrants were issued and sold, the Special Warrant Agent, relying solely on the Form of Transfer or such other reasonable requirements as the Company and Special Warrant Agent may prescribe pursuant to Section 2.5(b) or this Section shall not register any transfer of a Special Warrant unless the transfer is made in compliance with this Section or the Special Warrant is transferred outside the United States to a non-U.S. Person who properly completes, executes and delivers to the Special Warrant Agent a certificate in the form attached as Appendix 3 to the Special Warrant Certificate.

(e)	If a Special Warrant holder (or any beneficial purchaser on whose behalf it is acting) decides to offer, sell, pledge or otherwise transfer any of the Special Warrants represented by a Special Warrant Certificate bearing the legend set forth in Section 5.9(a) hereof, or any of the Units underlying such Special Warrant Certificate, they may be offered, sold, pledged or otherwise transferred only:

(i)	to the Company; or

(ii)	outside the United States in compliance with the requirements of Rules 903 or 904 of Regulation S, as applicable, and in compliance with applicable local laws and regulations;

(f)	If a Special Warrant Certificate not bearing the legend set forth in Section 5.9(a) hereof is tendered for transfer, the Special Warrant Agent shall not register such transfer if it has reason to believe that the transferee is in the United States or is a U.S. Person, or is acquiring the Special Warrants evidenced thereby for the account or benefit of a person in the United States or a U.S. Person, or if the Company has provided written instructions to the Special Warrant Agent prior to such exercise or deemed exercise to the effect that the Company believes such exercise or deemed exercise would not comply with the U.S. Securities Act or applicable state securities laws.

(g)	The Company shall direct the Special Warrant Agent as to matters related to the applicable hold periods and applicable securities legislation. The Special Warrant Agent shall have no obligation to ensure or verify compliance with any Applicable Legislation or regulatory requirements on the issue, exercise or transfer of any Special Warrants, Unit Shares, Unit Warrants or other securities issuable upon the exercise of any Special Warrants. The Special Warrant Agent shall be entitled to process all proffered transfers and exercises of Special Warrants upon the presumption that such transfers or exercises are permissible pursuant to all Applicable Legislation and regulatory requirements and the terms of this Indenture. The Special Warrant Agent may assume for the purposes of this Indenture that the address on the register of Special Warrant holders of any Special Warrant holder is the Special Warrant holder’s actual address and is also determinative of the Special Warrant holder’s residency and that the address of any transferee to whom any Special Warrants or any Unit Shares and Unit Warrants underlying the Units are to be registered, as shown on the transfer document, is the transferee’s actual address and is also determinative of the transferee’s residency.

(h)	Upon any transfer of Special Warrants in accordance with the provisions of this Indenture, the Company shall covenant and agree with the Special Warrant Agent, on behalf of the transferee holder and with the transferee holder, that the transferee holder is a permitted assignee of the transferring holder and is entitled to the benefits of the covenant of the

Company set forth in Section 5.12 in this Indenture and to be set forth under the heading “Contractual Right of Rescission” in the Prospectus (if any such Prospectus is filed with the Securities Regulators), subject, in each case, to the restrictions and limitations described thereunder. Should a holder of Special Warrants exercise any legal, statutory, contractual or other right of withdrawal or rescission that may be available to it, the Special Warrant Agent shall not be responsible for ensuring the Special Warrants or the exercise of Special Warrants is cancelled and a refund of the holder’s funds is paid back to the holder. In such cases, the holder shall seek a refund directly from the Company and subsequently, the Company shall instruct the Special Warrant Agent in writing, to cancel the Special Warrants or exercise transaction and to cause the cancellation of any underlying Unit Shares and Unit Warrants on the appropriate registers, which may have already been issued upon the Special Warrant exercise.

(i)	A person who furnishes evidence that he is, to the reasonable satisfaction of the Special Warrant Agent:

(i)	the executor, administrator, heir or legal representative of the heirs of the estate of a deceased Special Warrant holder;

(ii)	a guardian, committee, trustee, curator or tutor representing a Special Warrant holder who is an infant, an incompetent person or a missing person; or

(iii)	a liquidator or, a trustee in bankruptcy for, a Special Warrant holder,

may, as hereinafter stated, by surrendering such evidence together with the Special Warrant Certificate in question to the Special Warrant Agent (by delivery or mail as set forth in Section 9.1 hereof), and subject to such reasonable requirements as the Special Warrant Agent may prescribe and all applicable securities legislation and requirements of regulatory authorities, become noted upon the register of Special Warrant holders. After receiving the surrendered Special Warrant Certificate and upon the person surrendering the Special Warrant Certificate meeting the requirements as hereinbefore set forth, the Special Warrant Agent shall forthwith give written notice thereof together with confirmation as to the identity of the person entitled to become the holder to the Company. Forthwith after receiving written notice from the Special Warrant Agent as aforesaid, the Company shall cause a new Special Warrant Certificate to be issued and sent to the new holder and the Special Warrant Agent shall alter the register of Special Warrant holders accordingly.

(j)	The Company and the Special Warrant Agent shall deem and treat the registered holder of any Special Warrant as the absolute legal and beneficial owner thereof for all purposes, free from all equities or rights of set off or counterclaim between the Company and any previous holder of such Special Warrant, save in respect of equities of which the Company is required to take notice by statute or by order of a court of competent jurisdiction, and neither the Company nor the Special Warrant Agent is affected by any notice to the contrary.

(k)	Subject to the provisions of this Indenture and Applicable Legislation, each Special Warrant holder is entitled to the rights and privileges attaching to the Special Warrants, and the issue of the underlying Unit Shares and Unit Warrants by the Company on exercise or deemed exercise of Special Warrants by any Special Warrant holder in accordance with the terms and conditions herein contained discharges all responsibilities of the Company and the Special Warrant Agent with respect to such Special Warrants and neither the Company nor the Special Warrant Agent is bound to inquire into the title of any such registered holder.

(l)	No charge will be levied on a presenter of a Special Warrant Certificate pursuant to this Indenture for the transfer of any Special Warrant.

(m)	Notwithstanding any other provision of this Section 2.5, in connection with any transfer of Special Warrants, the transferor and transferee shall comply with all reasonable requirements of the Special Warrant Agent as the Special Warrant Agent may deem necessary to secure the obligations of the transferee of such Special Warrants with respect to such transfer.

2.6	Special Warrant holders Not Shareholders

A Special Warrant holder is not deemed or regarded as a shareholder of the Company nor is such Special Warrant holder entitled to any right or interest except as is expressly provided in this Indenture and in the Special Warrant Certificates.

2.7	Signing of Special Warrants

Any one director or officer of the Company shall sign the Special Warrant Certificates either manually or by electronic signature. An electronic signature upon any Special Warrant Certificate is, for all purposes hereof, deemed to be the signature of the person whose signature it purports to be and to have been signed at the time such electronic signature is reproduced. If a person whose signature, either manually or in electronic form, appears on a Special Warrant Certificate is not a director or officer of the Company at the date of this Indenture or at the date of the countersigning and delivery of such Special Warrant Certificate, such fact does not affect in any way the validity of the Special Warrants or the entitlement of the Special Warrant holder to the benefits of this Indenture or of the Special Warrant Certificate.

2.8	Countersigning

The Special Warrant Agent shall countersign the Special Warrant Certificates and Authenticated Uncertificated Special Warrants upon the written direction of the Company. No Special Warrant Certificate shall be issued, or if issued, is valid or exercisable or entitles the holder thereof to the benefits of this Indenture until the Special Warrant Certificate has been countersigned by the Special Warrant Agent or the Uncertificated Special Warrant has been Authenticated by the Special Warrant Agent, as the case may be. The countersignature or Authentication by or on behalf of the Special Warrant Agent will be conclusive evidence as against the Company that the Special Warrant Certificate so countersigned or Uncertificated Special Warrant so Authenticated has been duly issued hereunder and that the holder is entitled to the benefit hereof. The countersignature by or on behalf of the Special Warrant Agent on any Special Warrant Certificate or the Authentication of any Uncertificated Special Warrant by or on behalf of the Special Warrant Agent is not to be construed as a representation or warranty by the Special Warrant Agent as to the validity of this Indenture or of the Special Warrants or as to the performance by the Company of its obligations under this Indenture and the Special Warrant Agent is in no way liable or answerable for the use made of the Special Warrants or the proceeds from the issuance thereof, except as specified by this Indenture. The countersignature or Authentication, as the case may be, by or on behalf of the Special Warrant Agent is, however, a representation and warranty of the Special Warrant Agent that the Special Warrant Certificate has been duly countersigned or Authenticated by or on behalf of the Special Warrant Agent pursuant to the provisions of this Indenture.

2.9	Loss, Mutilation, Destruction or Theft of Special Warrants

In case any of the Special Warrant Certificates issued and countersigned hereunder is mutilated or lost, destroyed or stolen, the Company, in its discretion, may issue and thereupon the Special Warrant Agent will countersign and deliver a new Special Warrant Certificate of like date and tenor, and bearing the same legend, as applicable, in exchange for and in place of the one mutilated, lost, destroyed or stolen and upon surrender and cancellation of such mutilated Special Warrant Certificate or in lieu of and in substitution for such lost, destroyed or stolen Special Warrant Certificate and the substituted Special Warrant Certificate entitles the holder thereof to the benefits hereof and ranks equally in accordance with its terms with all other Special Warrants issued hereunder.

The Special Warrant holder applying for the issue of a new Special Warrant Certificate pursuant to this Section shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company and the Special Warrant Agent such evidence of ownership and of the loss, destruction or theft of the Special Warrant Certificate so lost, destroyed or stolen as is satisfactory to the Company and the Special Warrant Agent in their discretion. The Company and the Special Warrant Agent shall also, as a condition precedent to issuing a new Special Warrant Certificate, require such applicant to furnish an indemnity and surety bond in amount and form satisfactory to the Company and Special Warrant Agent in their sole discretion but acting reasonably, and the applicant shall pay the reasonable charges of the Company and the Special Warrant Agent in connection therewith.

2.10	Exchange of Special Warrants

A Special Warrant holder may, upon compliance with the reasonable requirements of the Special Warrant Agent (including compliance with applicable securities laws) at any time prior to the Deemed Exercise Date, by written instruction delivered to the Special Warrant Agent at the office of the Special Warrant Agent set forth in Section 9.1, exchange his Special Warrant Certificates for Special Warrant Certificates evidencing Special Warrants in other denominations entitling the Special Warrant holder to acquire in the aggregate the same number of Units to which it was entitled to acquire under the Special Warrant Certificates so surrendered, in which case the Special Warrant Agent may make a charge sufficient to reimburse it for any government fees or charges required to be paid and such reasonable fees as the Special Warrant Agent may determine for every Special Warrant Certificate issued upon exchange. The Special Warrant holder surrendering such Special Warrant Certificate shall bear such fee and charge. Payment of the charges is a condition precedent to the exchange of the Special Warrant Certificate. The Company shall sign and the Special Warrant Agent shall countersign all Special Warrant Certificates necessary to carry out exchanges as aforesaid.

Special Warrant Certificates exchanged for Special Warrant Certificates that bear the legend set forth in Section 5.9 shall bear the same legend.

2.11	Ranking

All Special Warrants will have the same attributes and rank pari passu regardless of the date of actual issue.

2.12	Purchase of Special Warrants for Cancellation

Subject to Applicable Legislation, the Company may, at any time or from time to time, purchase all or any of the Special Warrants in the market, by private contract or otherwise, on such terms as the Company may determine. Any such purchase shall be made at the lowest price or prices at which, in the opinion of the directors, such Special Warrants are then obtainable plus reasonable costs of purchase. The Special Warrants (and if applicable, the Special Warrant Certificates representing the Special Warrants) purchased hereunder by the Company shall immediately following purchase, be delivered to and cancelled by the Special Warrant Agent and no Special Warrants shall be issued in substitution therefor.In the case of Uncertificated Special Warrants, the Special Warrants purchased pursuant to this Section 2.12 shall be reflected accordingly on the register of the Special Warrants and in accordance with procedures prescribed by the Depository under the book-entry registration system. No Special Warrants shall be issued in replacement thereof.

2.13	Cancellation of Surrendered Special Warrants

All Special Warrant Certificates surrendered pursuant to Section 2.5, 2.9, 2.10 and 2.12 and Article 5 shall be cancelled by the Special Warrant Agent and upon such circumstances all such Uncertificated Special Warrants shall be deemed cancelled and so noted on the register by the Special Warrant Agent.

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

So long as any Special Warrants remain outstanding, the Company represents, warrants, covenants and agrees with the Special Warrant Agent for the benefit of the Special Warrant Agent and Special Warrant holders as follows:

3.1	To Issue Special Warrants and Reserve Common Shares

(a)	That: (i) it is duly authorized to create, issue and sell the Special Warrants and that the Special Warrant Certificates, if and when issued and countersigned by the Special Warrant Agent, and each Uncertificated Special Warrant that has been Authenticated by the Special Warrant Agent, will be valid and enforceable against the Company in accordance with their terms and the terms of this Indenture; (ii) the Company has reserved, allotted and set aside for issuance 23,162,579 Unit Shares (including Unit Shares issued as part of Penalty Units, if applicable) and 23,162,579 Unit Warrants (including Unit Warrants issued as part of Penalty Units, if applicable), subject to adjustment, being the number of Unit Shares and Unit Warrants issuable upon the exercise or deemed exercise of Special Warrants in accordance with the terms of this Indenture; (iii) such Unit Shares, when issued upon the exercise or deemed exercise of Special Warrants pursuant to and in accordance with the terms of this Indenture, are authorized to be issued as fully paid and non-assessable common shares of the Company; and (iv) such Unit Warrants when issued upon exercise or deemed exercise of Special Warrants, pursuant to and in accordance with the terms of this Indenture, are authorized to be created and issued in accordance with the Warrant Indenture.

(b)	That Capital Transfer Agency, ULC is the registrar and transfer agent of the Common Shares, and is duly authorized to countersign, register and issue certificates representing, or otherwise document or evidence ownership of, such Common Shares, in each case in accordance with and pursuant to the terms of this Indenture.

(c)	That Capital Transfer Agency, ULC is the warrant agent of the Unit Warrants, and is duly authorized to countersign, register and issue certificates representing, or document such other evidence of ownership of, such Unit Warrants, in each case in accordance with and pursuant to the terms of this Indenture and the Warrant Indenture.

3.2	To Execute Further Assurances

That it shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may reasonably be required for the better accomplishing and effecting of the intentions and provisions of this Indenture.

3.3	To Carry On Business

That subject to the express provisions hereof, it shall carry on and conduct and shall cause to be carried on and conducted its business in the same manner as heretofore carried on and conducted and in accordance with industry standards and good business practice, provided, however, that the Company or any Subsidiary of the Company may cease to operate or may dispose of any business, premises, property, assets or operation if in the opinion of the directors or officers of the Company or any Subsidiary of the Company, as the case may be, it would be advisable and in the best interests of the Company or any Subsidiary of the Company, as the case may be, to do so, and subject to the express provisions hereof, it shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, provided, however, that nothing herein contained shall prevent the amalgamation, consolidation, merger, sale, winding-up or liquidation of the Company or any Subsidiary of the Company or the abandonment of any rights and franchises of the Company or any Subsidiary of the Company if, in the opinion of the directors or officers of the Company or any Subsidiary of the Company, as the case may be, it is advisable and in the best interest of the Company or of such Subsidiary of the Company to do so.

3.4	Reporting Issuer

That the Company is presently a reporting issuer not in default in British Columbia and Ontario and will use its commercially reasonable efforts to maintain its status in such jurisdictions and in each other Designated Jurisdiction in which the Company becomes a reporting issuer for a period of 36 months following the date hereof and it will make all requisite filings under applicable securities laws and stock exchange rules to report the issuance of the Unit Shares and Warrant Shares pursuant to the exercise or deemed exercise of the Special Warrants.

3.5	No Breach of Constating Documents

That the issue of the Special Warrants and the issue of the Unit Shares and Unit Warrants underlying the Units do not or will not conflict with any of the terms, conditions or provisions of the constating documents of the Company or a Subsidiary of the Company or the resolutions of the board of directors, committees of the board of directors or shareholders of the Company or a Subsidiary of the Company or any trust indenture, loan agreement or any other agreement or instrument to which the Company or any Subsidiary of the Company is contractually bound.

3.6	Filing Prospectus and Related Matters

That the Company shall use its commercially reasonable efforts to file the Prospectus with the Securities Regulators and to obtain the Receipt for the Prospectus before the Qualification Deadline; provided however that there is no assurance that a Prospectus will be filed or that a Receipt for the Prospectus will be issued by the Securities Regulators prior to the expiry of the statutory four month hold period. If by the Qualification Deadline, the Prospectus has not been filed or a Receipt for the Prospectus has not been issued, the Company shall continue to use its commercially reasonable efforts to file the Prospectus or obtain the Receipt for the Prospectus as soon as possible thereafter.

3.7	Notices to Special Warrant Agent

That upon the filing of the Prospectus or obtaining the Receipt for the Prospectus or as contemplated in Section 3.6, the Company shall forthwith, and in any event not later than the first Business Day thereafter:

(a)	give written notice to the Special Warrant Agent and the Agent of the issuance of the Receipt for the Prospectus or the filing of the Prospectus and the date which constitutes the Deemed Exercise Date; and

(b)	provide written confirmation to the Special Warrant Agent and the Agent of any adjustment that has been made pursuant to Article 4.

3.8	Securities Qualification Requirements

That if any instrument is required to be filed with or any permission, order or ruling is required to be obtained from the Securities Regulators or any other step is required under any federal or provincial law of the Designated Jurisdictions before any securities or property which a Special Warrant holder is entitled to receive pursuant to the exercise or deemed exercise of a Special Warrant may properly and legally be delivered upon the due exercise or deemed exercise of a Special Warrant, the Company covenants that it shall use its reasonable efforts to make such filing, obtain such permission, order or ruling and take all such action, at its expense, as is required or appropriate in the circumstances.

3.9	Maintain Listing

That the Company will use its commercially reasonable efforts to maintain the listing of the Common Shares which are outstanding on the Canadian Securities Exchange for a period of 36 months following the date hereof and ensure that the Unit Shares and Common Shares issuable upon exercise of the Unit Warrants will be accepted for trading and listed on such exchange as of the Deemed Exercise Time.

3.10	Satisfy Covenants

That the Company will comply with all covenants and satisfy all terms and conditions on its part to be performed and satisfied under this Indenture and advise the Agent, the Special Warrant Agent and the Special Warrant holders promptly in writing of any default under the terms of this Indenture.

3.11	Performance of Covenants by Special Warrant Agent

If the Company shall fail to perform any of its covenants contained in this Indenture and the Company has not rectified such failure within ten (10) Business Days after receiving notice of such failure by the Special Warrant Agent, the Special Warrant Agent may notify the Special Warrant holders of such failure on the part of the Company or may itself perform any of the covenants capable of being performed by it but, shall be under no obligation to perform said covenants or to notify the Special Warrant holders of such performance by it. All sums expended or advanced by the Special Warrant Agent in so doing shall be repayable as provided in Section 3.12. No such performance, expenditure or advance by the Special Warrant Agent shall relieve the Company of any default hereunder or of its continuing obligations under the covenants herein contained.

3.12	Special Warrant Agent’s Remuneration and Expenses

The Company will pay the Special Warrant Agent from time to time such reasonable remuneration for its services hereunder as may be agreed upon between the Company and the Special Warrant Agent and will pay or reimburse the Special Warrant Agent upon its request for all reasonable expenses and disbursements and advances properly incurred or made by the Special Warrant Agent in the administration or execution of its duties hereby created (including the reasonable compensation and disbursements of its counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Special Warrant Agent hereunder shall be finally and fully performed, except any such expense, disbursement or advance as may arise from the gross negligence or wilful misconduct of the Special Warrant Agent. Any amount owing hereunder and remaining unpaid after 30 days from the invoice date will bear interest at the then current rate charged by the Special Warrant Agent against unpaid invoices and shall be payable upon demand. This Section shall survive the resignation of the Special Warrant Agent and/or the termination of this Indenture.

3.13	Trust for Special Warrant holder’s Benefit

The covenants of the Company to the Special Warrant Agent provided for in this Indenture shall be held in trust by the Special Warrant Agent for the benefit of the Special Warrant holders.

3.14	Notice to Special Warrant holders of Certain Events

The Company covenants with the Special Warrant Agent for the benefit of the Special Warrant Agent and the Special Warrant holders that, so long as any of the Special Warrants are outstanding, it will not:

(a)	pay any dividend payable in shares of any class to the holders of its Common Shares or make any other distribution to the holders of its Common Shares;

(b)	offer to the holders of its Common Shares rights to subscribe for or to purchase any Common Shares or shares of any class or any other securities, rights, warrants or options;

(c)	make any repayment of capital on, or distribution of evidences of indebtedness on, any of its assets (excluding cash dividends) to the holders of Common Shares;

(d)	amalgamate, consolidate or merge with any other person or sell or lease the whole or substantially the whole of its assets or undertaking;

(e)	effect any subdivision, consolidation or reclassification of its Common Shares; or

(f)	liquidate, dissolve or wind-up,

unless, in each such case, the Company will have given notice, in the manner specified in Section 9.1 and 9.2, to the Special Warrant Agent, the Agent and each Special Warrant holder, of the action proposed to be taken and the date on which (a) the books of the Company will close or a record will be taken for such dividend, repayment, distribution, subscription rights or other rights, warrants or securities, or (b) such subdivision, consolidation, reclassification, amalgamation, merger, sale or lease, dissolution, liquidation or winding-up will take place, as the case may be, provided that the Company will only be required to specify in the notice those particulars of the action as will have been fixed and determined at the date on which the notice is given. The notice will also specify the date as of which the holders of Common Shares of record will participate in the dividend, repayment, distribution, subscription of rights or other securities, rights, warrants or options, or will be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, amalgamation, subdivision, consolidation, merger, sale or lease, other disposition, dissolution, liquidation or winding-up, as the case may be. The notice will be given, with respect to the actions described in Sections (a), (b), (c), (d), (e) and (f) above not less than 10 days prior to the record date or the date on which the Company’s transfer books are to be closed with respect thereto.

3.15	Closure of Share Transfer Books

The Company further covenants and agrees that it will not during the period of any notice given under Section 9 close its share transfer books or take any other corporate action which might deprive the Special Warrant holders of the opportunity of exercising their Special Warrants; provided that nothing contained in this Section 3.15 will be deemed to affect the right of the Company to do or take part in any of the things referred to in Section 3.14 or to pay cash dividends on the shares of any class or clauses in its capital from time to time outstanding.

3.16	No Payment of Commissions

The Company will not pay or give any commission or other remuneration within the meaning of section 3(a)(9) of the U.S. Securities Act to any person, directly or indirectly, for soliciting or in respect of the exercise of the Special Warrants.

4.	ADJUSTMENT OF NUMBER OF UNITS

4.1	Penalty Units.

If the Receipt for the Prospectus is not issued prior to the Qualification Deadline, then each Special Warrant holder will be entitled to receive upon the exercise or deemed exercise of each Special Warrant, without payment of any additional consideration or action on the part of the holder thereof, 1.1 Units per Special Warrant held (the “Penalty Units”).

References in this Indenture to “Unit Shares” and “Unit Warrants” shall include any Unit Shares or Unit Warrants issuable pursuant to the adjustment set out in this Section Error! Reference source not found.

4.2	Adjustment of Number of Units

The right to acquire Units in effect at any date attaching to the Special Warrants are subject to adjustment from time to time as follows:

(a)	if and whenever at any time from the date hereof and prior to the Deemed Exercise Time, the Company:

(i)	subdivides, redivides or changes its outstanding Common Shares into a greater number of shares;

(ii)	consolidates, reduces or combines its outstanding Common Shares into a smaller number of shares; or

(iii)	issues Common Shares or securities exchangeable or exercisable for or convertible into Common Shares (“convertible securities”) to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend (any of the above being a “Common Share Reorganization”), the number of Units issuable upon the exercise or deemed exercise of each Special Warrant will be adjusted immediately after the effective date of the Common Share Reorganization or on the record date for the issue of Common Shares or exchangeable, exercisable or convertible securities by way of stock dividend, by multiplying the number of Units previously obtainable on the exercise or deemed exercise of a Special Warrant by the fraction of which:

(A)	the numerator is the total number of Common Shares outstanding immediately after the effective or record date of the Common Share Reorganization, or, in the case of the issuance of exchangeable, exercisable or convertible securities, the total number of Common Shares outstanding immediately after the effective or record date of the Common Share Reorganization plus the total number of Common Shares issuable upon conversion, exercise or exchange of such convertible securities; and

(B)	the denominator is the total number of Common Shares outstanding immediately prior to the applicable effective or record date of such Common Share Reorganization;

and the Company and Special Warrant Agent, upon receipt of notice pursuant to Section 4.4, shall make such adjustment successively whenever any event referred to in this Section 4.2(a) occurs and any such issue of Common Shares or convertible, exchangeable or exercisable securities by way of a stock dividend is deemed to have occurred on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares under this Section 4.2(a). To the extent that any convertible securities are not converted into or exchanged for Common Shares, prior to the expiration thereof, the number of Units obtainable under each Special Warrant shall be readjusted to the number of Units that is then obtainable based upon the number of Common Shares actually issued on conversion or exchange of such convertible securities;

(b)	if and whenever at any time from the date hereof and prior to the Deemed Exercise Time the Company shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (“Rights Period”), to subscribe for or acquire Common Shares (or securities convertible or exchangeable into Common Shares) at a price per share (or having a conversion or exchange price per share) to the holder of less than 95% of the Current Market Price for the Common Shares on such record date (any of such events being called a “Rights Offering”), then the number of Units obtainable upon the exercise of each Special Warrant shall be adjusted effective immediately after the end of the Rights Period to a number determined by multiplying the number of Units obtainable upon the exercise or deemed of a Special Warrant immediately prior to the end of the Rights Period by a fraction:

(i)	the numerator of which shall be the number of Common Shares outstanding after giving effect to the Rights Offering and including the number of Common Shares actually issued or subscribed for during the Rights Period (or into which the convertible or exchangeable securities so offered are convertible or exchangeable) upon exercise of the rights, warrants or options under the Rights Offering; and

(ii)	the denominator of which shall be the aggregate of:

(A)	the number of Common Shares outstanding as of the record date for the Rights Offering, and

(B)	a number determined by dividing (1) the product of the number of Common Shares issued or subscribed during the Rights Period upon the exercise of the rights, warrants, or options under the Rights Offering and the price at which such Common Shares are offered by (2) the Current Market Price of the Common Shares as of the record date for the Rights Offering;

(c)	if and whenever at any time from the date hereof and prior to the Deemed Exercise Time the Company shall issue or distribute to all or to substantially all of the holders of the Common Shares:

(i)	securities of the Company including rights, options or warrants to acquire shares of any class or securities exchangeable or exercisable for, or convertible into, any such shares or property or assets or evidence of its indebtedness; or

(ii)	any property (including cash) or other assets,

and if such issuance or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the number of Units obtainable upon the exercise or deemed exercise of each Special Warrant shall be adjusted effective immediately after the record date at which the holders of affected Common Shares are determined for purposes of the Special Distribution to a number determined by multiplying the number of Units obtainable upon the exercise or deemed exercise of a Special Warrant in effect on such record date by a fraction:

(iii)	the numerator of which shall be the number of Common Shares outstanding on such record date multiplied by the Current Market Price of the Common Shares on such record date; and

(iv)	the denominator of which shall be:

(A)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, less

(B)	the excess, if any, of (1) the fair market value on such record date, as determined by action by the directors (whose determination absent manifest error shall be conclusive), to the holders of the Common Shares of such securities or property or other assets so issued or distributed in the Special Distribution over (2) the fair market value of the consideration received therefor by the Company from the holders of the Common Shares, as determined by action by the directors (whose determination shall, absent manifest error, be conclusive);

(d)	if and whenever at any time from the date hereof and prior to the Deemed Exercise Time, there is a reclassification of the Common Shares or a change or exchange in the Common Shares into or for other shares or securities, or a capital reorganization of the Company other than as described in Section 4.2(a) or the triggering of a shareholders’ rights plan or a consolidation, amalgamation, arrangement or merger of the Company with or into any other body corporate, trust, partnership or other entity, or a transfer, sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any of such events being referred to as a “Capital Reorganization”, every Special Warrant holder who has not exercised its right of acquisition of Units, as at the effective date of such Capital Reorganization is entitled to receive upon exercise of Special Warrants in accordance with the terms and conditions hereof and shall accept, in lieu of the number of Unit Shares and Unit Warrants obtainable under the Special Warrants to which it was previously entitled, the kind and number of Units or other securities or property of the Company or successor thereto that the Special Warrant holder would have been entitled to receive on such Capital Reorganization, if, on the record date or the effective date thereof, as the case may be, the Special Warrant holder had been the registered holder of the number of Units obtainable upon the exercise of Special Warrants then held, subject to adjustment thereafter in accordance with provisions of the same, as nearly as may be possible, as those contained in this Section 4.2. The Company shall not carry into effect any action requiring an adjustment pursuant to this Section 4.2(d) unless all necessary steps have been taken so that the Special Warrant holders are thereafter entitled to receive such kind and number of Units, other securities or property. The Company will not enter into a Capital Reorganization unless its successor, or the purchasing body corporate, partnership, trust or other entity, as the case may be, prior to or contemporaneously with any such Capital Reorganization, enters into an indenture which provides, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the Special Warrant holders to the end that the provisions set forth in this Indenture are correspondingly made applicable, as nearly as may reasonably be practicable, with respect to any shares, other securities or property to which a Special Warrant holder is entitled on the exercise of his, her or its acquisition rights thereafter. An indenture entered into by the Company pursuant to the provisions of this Section 4.1(e) is deemed a supplemental indenture entered into pursuant to the provisions of Article 7. An indenture entered into between the Company, any successor to the Company or any purchasing body corporate, partnership, trust or other entity and the Special Warrant Agent must provide for adjustments which are as nearly equivalent as may be practicable to the adjustments provided in this Section 4.2 and which apply to successive Capital Reorganizations;

(e)	where this Section 4.2 requires that an adjustment becomes effective immediately after a record date or effective date, as the case may be, for an event referred to herein, the Company may defer, until the occurrence of that event, issuing to the Special Warrant holder exercising his acquisition rights after the record date or effective date, as the case may be and before the occurrence of that event the adjusted number of Units, other securities or property issuable upon the exercise or deemed exercise of the Special Warrants by reason of the adjustment required by that event. If the Company relies on this Section 4.1(f) to defer issuing an adjusted number of Units (or Unit Shares and Unit Warrants comprising such Units), other securities or property to a Special Warrant holder, the Special Warrant holder has the right to receive any distributions made on the adjusted number of Units, other securities or property declared in favour of holders of record on and after the date of exercise or such later date as the Special Warrant holder would but for the provisions of this Section 4.2(e), have become the holder of record of the adjusted number of Units, other securities or property;

(f)	notwithstanding any other provision of this Indenture, if an event which would cause an adjustment under Section 4.2(c) or Section 4.2(d) shall become contemplated and the terms and conditions of such event are such that the rights of the Special Warrant holders to the applicable shares or other securities or property that the Special Warrant holders would be entitled to upon such adjustment are adversely affected, considering all relevant facts, by reason of them not holding prior to the Deemed Exercise Time the Unit Shares and Unit Warrants to which they are entitled upon exercise of the Special Warrants, then: (A) the Company shall forthwith deliver notice of such event to the Special Warrant Agent; and (B) on the date that is five (5) Business Days prior to the earliest of the record date, the date on which the Company’s transfer books are to be closed, or the effective date with respect to such event, the Special Warrants will be deemed to be exercised and the provisions of this Indenture shall apply mutatis mutandis to such accelerated exercise of the Special Warrants;

(g)	the adjustments provided for in this Section 4.2 are cumulative. After any adjustment pursuant to this Section 4.2, the terms “Units”, “Unit Shares” and “Unit Warrants” where used in this Indenture is interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section 4.2, the Special Warrant holder is entitled to receive upon the exercise of his Special Warrant, and the number of Units obtainable in any exercise made pursuant to a Special Warrant is interpreted to mean the number of Units or other property or securities a Special Warrant holder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section 4.2, upon the full exercise of a Special Warrant;

(h)	notwithstanding anything in this Article 4, no adjustment shall be made in the acquisition rights attached to the Special Warrants if the issue of Common Shares is being made pursuant to any stock option or stock purchase plan in force from time to time for directors, officers or employees of the Company;

(i)	in the event of a question arising with respect to the adjustments provided for in this Section 4.2, that question shall be conclusively determined by the Company’s auditors who shall have access to all necessary records of the Company, and a determination by the Company’s auditors is binding upon the Company, the Special Warrant Agent, all Special Warrant holders and all other persons interested therein; and

(j)	no adjustment in the number of Units obtainable upon exercise or deemed exercise of Special Warrants shall be made in respect of any event described in this Section 4.2, if the Special Warrant holders are entitled to participate in such event on the same terms, mutatis mutandis, as if the Special Warrant holders had exercised their Special Warrants prior to or on the effective date or record date of such event.

4.3	Proceedings Prior to any Action Requiring Adjustment

As a condition precedent to the taking of any action which requires an adjustment in any of the acquisition rights pursuant to the Special Warrants, including the number of Units obtainable upon the exercise or deemed exercise thereof, the Company shall take any corporate action which may in its opinion be necessary in order that the Company or any successor to the Company has unissued and reserved Common Shares in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Unit Shares and may validly and legally issue and deliver all Unit Warrants and any other securities or property which the Special Warrant holders are entitled to receive on the full exercise of the Special Warrants in accordance with the provisions hereof.

4.4	Certificate of Adjustment

The Company shall immediately after the occurrence of any event which requires an adjustment as provided in Section 4.2, deliver a notice to the Special Warrant holders, the Agent and the Special Warrant Agent specifying the nature of the event requiring the adjustment, the amount of the adjustment necessitated thereby, and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based. In the event of a dispute about such calculation, the certificate shall be supported by a certificate of the Company’s auditors verifying such calculation. The Special Warrant Agent shall rely, and shall be protected in so doing, upon the certificate of the Company or the Company’s auditor and any other document filed by the Company pursuant to this Article 4 for all purposes.

4.5	No Action After Notice

The Company covenants with the Special Warrant Agent that it will not close its transfer books or take any other corporate action which might deprive the holder of a Special Warrant of the opportunity of exercising the Special Warrants during the period of 14 days after giving of the notice set forth in Section 4.4 hereof and 4.7 hereof.

4.5	Protection of Special Warrant Agent

The Special Warrant Agent shall not:

(a)	at any time be under any duty or responsibility to a Special Warrant holder to determine whether any facts exist which require any adjustment contemplated by Section 4.1, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)	be accountable with respect to the validity or value (or the kind or amount) of any shares or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Special Warrant;

(c)	be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver Unit Shares or Unit Warrants comprising the Units or certificates for the Unit Shares or Unit Warrants comprising the Units upon the surrender of any Special Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Article 4; and

(d)	incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any of the representations, warranties or covenants herein contained or of any acts of the Agent or servants of the Company.

4.6	Notice of Special Matters

The Company covenants with the Special Warrant Agent that so long as any Special Warrants remain outstanding it will give notice, not less than 14 days prior to the applicable record date, in the manner provided for in Article 9 to the Special Warrant Agent, each Special Warrant holder and to the Agent of any event which requires an adjustment to the subscription rights attaching to any of the Special Warrants pursuant to this Article 4. The Company covenants and agrees that such notice shall contain the particulars of such event in reasonable detail and, if determinable, the required adjustment in the manner provided for in Article 9. The Company further covenants and agrees that it shall promptly, as soon as the adjustment calculations are reasonably determinable, file a certificate of an officer of the Company with the Special Warrant Agent, on which the Special Warrant Agent may act and rely and be protected in so acting and relying, showing how such adjustment shall be computed and give notice to the Special Warrant holders and the Agent of such adjustment computation.

5.	EXERCISE AND CANCELLATION OF SPECIAL WARRANTS

5.1	Notice of Deemed Exercise to Special Warrant holders

Upon receipt of notice from the Company in accordance with Section 3.7, the Special Warrant Agent shall give written notice, in the form to be provided by the Company to the Special Warrant Agent, to each holder of a Special Warrant concurrently with delivery of the certificates or other evidence of ownership representing the Unit Shares and Unit Warrants comprising the Units in accordance with Section 5.3, which notice will include a statement that any Special Warrants not exercised prior to the Deemed Exercise Time will be deemed to be exercised pursuant to Section 5.3 and will include confirmation that no adjustment has occurred pursuant to section 4.1, or if an adjustment has occurred, provide a certificate as set forth in Section 4.3 herein.

5.2	Voluntary Exercise of Special Warrants

(a)	Each Special Warrant may be exercised by the holder thereof at any time on or after the Closing Date, but not at or after the Deemed Exercise Time, upon the terms and subject to the conditions set forth herein.

(b)	Subject to and upon compliance with the provisions of this Section 5.2, the holder of any Special Warrant Certificate may exercise the right therein provided for, prior to the Deemed Exercise Time, by surrendering the Special Warrant Certificate to the Special Warrant Agent at its principal transfer office in the City of Toronto, Ontario or at such additional place or places as may be designated by the Company from time to time with the approval of the Special Warrant Agent during normal business hours on a Business Day at that place before the Deemed Exercise Date, together with the exercise form(s) in the form attached as Appendix 1 to the Special Warrant Certificate(s) in accordance with the instructions attached as Appendix 5 to the Special Warrant Certificate duly completed and executed by the holder for the number of Units which the holder desires to acquire, and subject to compliance with such requirements as the Special Warrant Agent may reasonably impose to permit the tracking of such exercises from time to time. Surrender of a Special Warrant Certificate with the exercise form(s) duly completed will be deemed to have been effected, and Special Warrants shall be deemed to have been exercised, only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Special Warrant Agent at the offices specified in this subsection 5.2(b).

(c)	Voluntary exercise, at a time when the Company has not received the Receipt for the Prospectus, is subject to compliance with and may be restricted by the securities laws of the Designated Jurisdictions and the United States and applicable states thereof and is further subject to the Special Warrant holders providing such assurances and executing such documents as may, in the reasonable opinion of the Company or the Special Warrant Agent (relying on an opinion of counsel), be required to ensure compliance with applicable securities legislation. If, at the time of the voluntary exercise of the Special Warrants pursuant to this Section 5.2, there remain restrictions on resale under applicable securities legislation on the Unit Shares and Unit Warrants so acquired, the Company may, if required, include an appropriate legend on the certificates representing the Unit Shares and Unit Warrants with respect to those restrictions.

(d)	Every exercise form delivered prior to the Deemed Exercise Date shall be signed by the holder of a Special Warrant Certificate who desires to exercise in whole or in part the right of acquisition therein provided for; shall specify the number of Units that such holder wishes to acquire (being not more than the number of Units the holder is entitled to acquire under the applicable Special Warrant Certificate), the person or persons in whose name or names the Unit Shares and Unit Warrants which such holder desires to acquire are to be issued and his, her or its address or addresses and the number of Units to be issued to each such person, and if more than one is so specified, the form shall have one of the boxes in the exercise form checked; and shall be substantially in the form set out in the Special Warrant Certificate.

(e)	Subject to and upon compliance with the terms of this Section 5.2, a beneficial holder of Uncertificated Special Warrants evidenced by a security entitlement in respect of Special Warrants in the book entry registration system may exercise the right of acquisition of Units by causing a Book Entry Only Participant to deliver to the Depository on behalf of the entitlement holder, notice of the owner’s intention to exercise the Special Warrants in a manner acceptable to the Depository. Forthwith upon receipt by the Depository of such notice, the Depository shall deliver to the Special Warrant Agent a Book Entry Exercise Confirmation in a manner acceptable to the Special Warrant Agent, including by electronic means through the book entry registration system. An electronic exercise of the Special Warrants initiated by the Book Entry Only Participant through a book based registration system, shall constitute a representation to both the Company and the Special Warrant Agent that the beneficial owner, at the time of exercise of such Special Warrants: (i)(A) is not in the United States; (B) is not a U.S. Person and is not exercising the Special Warrants on behalf of or for the account or benefit of a U.S. Person or person in the United States; and (C) did not execute or deliver the exercise form in the United States If the Book Entry Only Participant is not able to make or deliver the foregoing representation by initiating the electronic exercise of the Special Warrants, then such Special Warrants shall be withdrawn from the book based registration system by the Book Entry Only Participant and an individually registered Special Warrant Certificate shall be issued by the Special Warrant Agent to such beneficial owner or Book Entry Only Participant and the exercise procedures set forth in Section 5.2(b) shall be followed.

(f)	A notice in form acceptable to the Book Entry Only Participant from such beneficial holder should be provided to the Book Entry Only Participant sufficiently in advance so as to permit the Book Entry Only Participant to deliver notice to the Depository and for the Depository in turn to deliver notice to the Special Warrant Agent prior to the Deemed Exercise Date. The Depository will initiate the exercise by way of the Book Entry Exercise Confirmation and the Special Warrant Agent will execute the exercise by issuing to the Depository through the book entry registration system the Unit Shares and Unit Warrants to which the exercising Special Warrant holder is entitled pursuant to such exercise. Any expense associated with the exercise process will be for the account of the Company.

(g)	By causing a Book Entry Only Participant to deliver notice to the Depository, a Special Warrant holder shall be deemed to have irrevocably surrendered his Special Warrants so exercised and appointed such Book Entry Only Participant to act as his, her or its exclusive settlement agent with respect to the exercise and the receipt of Units in connection with the obligations arising from such exercise.

(h)	Any notice which the Depository determines to be incomplete, not in proper form, or not duly-executed shall for all purposes be void and of no effect and the exercise to which it relates shall be considered for all purposes not to have been exercised thereby. A failure by a Book Entry Only Participant to exercise or to give effect to the settlement thereof in accordance with the Special Warrant holder’s instructions will not give rise to any obligations or liability on the part of the Company or Special Warrant Agent to the Book Entry Only Participant or the Special Warrant holder.

(i)	Any exercise form or other Transaction Instruction referred to in this Section 5.2 shall be signed by the Special Warrant holder, or his executors or administrators or other legal representatives or an attorney of the Special Warrant holder, duly appointed by an instrument in writing satisfactory to the Special Warrant Agent.

(j)	Any exercise referred to in this Section 5.2 shall require that the original exercise form or other Transaction Instruction executed by the Special Warrant holder or the Depository must be received by the Special Warrant Agent prior to the Deemed Exercise Date.

(k)	If the form of exercise notice set forth in the Special Warrant Certificate shall have been amended, the Company shall cause the amended exercise notice to be forwarded to all Special Warrant holders.

(l)	Exercise notices, Transaction Instructions and Book Entry Exercise Confirmations must be delivered to the Special Warrant Agent at any time during the Special Warrant Agent’s actual business hours on any Business Day prior to the Deemed Exercise Date. Any exercise notice, Transaction Instruction or Book Entry Exercise Confirmation received by the Special Warrant Agent after business hours on any Business Day other than the Deemed Exercise Date will be deemed to have been received by the Special Warrant Agent on the next following Business Day.

(m)	Any Special Warrant with respect to which a Transaction Instruction or Book Entry Exercise Confirmation is not received by the Special Warrant Agent before the Deemed Exercise Time on the Deemed Exercise Date shall be deemed to have expired and become void and all rights with respect to such Special Warrants shall terminate and be cancelled except for the right to receive a Unit in accordance with Section 5.3 of this Indenture.

(n)	Within three Business Days after the date of exercise of a Special Warrant, the Special Warrant Agent shall cause to be delivered or mailed to the person or persons in whose name or names the Special Warrant is registered or to such address as the Company or Special Warrant holder may specify in writing to the Special Warrant Agent prior to the exercise of a Special Warrant or, if so specified in writing by the registered holder, cause to be delivered to such person or persons a certificate or certificates for the appropriate number of Unit Shares and Unit Warrants subscribed for, or any other appropriate evidence of the issuance of such Unit Shares and Unit Warrants to such person or persons in respect of Common Shares and Unit Warrants issued under the book entry registration system.

(o)	If any Units subscribed for are to be issued to a person or persons other than the Special Warrant holder, the Special Warrant holder must pay to the Company or to the Special Warrant Agent on his behalf an amount equal to all applicable transfer taxes or other government charges, and the Company will not be required to issue or deliver any certificates evidencing, or provide other evidence of the issuance of any Unit Shares or Unit Warrants unless or until that amount has been so paid or the Special Warrant holder has established to the satisfaction of the Company that the taxes and charges have been paid or that no taxes or charges are owing.

(p)	The exercise form attached to the Special Warrant Certificate shall not be deemed to be duly completed if the name and mailing address of the Special Warrant holder do not appear legibly on such exercise form and such exercise form is not signed by the Special Warrant holder, his, her or its executor, administrator or other legal representative of such holder’s attorney duly appointed.

5.3	Deemed Exercise of Special Warrants

All Special Warrants not exercised by the Special Warrant holder pursuant to Section 5.2 prior to the Deemed Exercise Time will be deemed to have been exercised immediately at the Deemed Exercise Time and deemed surrendered by the Special Warrant holders without any further action on the part of the Special Warrant holder. In that event, the Special Warrant Agent shall, within three Business Days thereafter, deliver in uncertificated form the Unit Shares and Unit Warrants comprising the Units (including any Penalty Units) issued upon deemed exercise of the Special Warrants, registered in the name of the Special Warrant holders, to the addresses of the Special Warrant holders as specified in the register for the Special Warrants or to such address as the Special Warrant holder may specify in writing to the Special Warrant Agent; provided, however, that all Unit Shares and Unit Warrants comprising the Units issued to U.S. Special Warrant holders will have to be represented by definitive certificates.

5.4	Effect of Exercise of Special Warrants

Upon the exercise or deemed exercise of the Special Warrants, each Special Warrant holder is, at that time, deemed to have become the holder or holders of record of the Unit Shares and Unit Warrants comprising the Units, in respect of which such Special Warrant holder’s Special Warrants are exercised or are deemed to have been exercised, unless the transfer registers of the Company shall be closed by law on such date, in which case the Units acquired shall be deemed to have been issued and such person or persons deemed to have become the holder or holders of record of such Unit Shares and Unit Warrants comprising the Units on the date on which such transfer registers are next reopened.

Notwithstanding any provision herein to the contrary, the Company shall not be required to deliver certificates for Unit Shares and Unit Warrants comprising the Units in any period while the Common Share or Unit Warrant transfer registers of the Company are closed and, in the event of the exercise of any Special Warrant during any such period, the Unit Shares and Unit Warrants subscribed for shall be issued and such person shall be deemed to have become the holder of record of such Unit Shares and Unit Warrants on the date on which such Common Share and Unit Warrant transfer registers, respectively, are reopened.

5.5	Partial Exercise

Any Special Warrant holder may acquire a number of Units less than the number of Units which the holder is entitled to acquire pursuant to the surrendered Special Warrant Certificate(s). In the event of any exercise of a number of Special Warrants less than the number which the holder is entitled to exercise pursuant to the surrendered Special Warrant Certificates, the Special Warrant holder upon such exercise shall, in addition to the number of Units acquired pursuant to the Special Warrants exercised, be entitled to receive, without charge therefor, a new Special Warrant Certificate(s) in respect of the balance of the Special Warrants represented by the surrendered Special Warrant Certificate(s) and which were not then exercised.

5.6	Special Warrants Void After Exercise

After the exercise or deemed exercise of a Special Warrant as provided in this Section, the holder of a Special Warrant no longer has any rights either under this Indenture or the Special Warrant Certificate, other than the right to receive certificates or other evidence of ownership as provided herein representing the Unit Shares and Unit Warrants comprising the Units, and the Special Warrant is void and of no value or effect.

5.7	Fractions of Unit Shares or Unit Warrants

(a)	Where a Special Warrant holder is entitled to receive, as a result of the adjustments provided for in Section 4.1 or otherwise, on the exercise or partial exercise of its Special Warrants a fraction of a Unit Share or Unit Warrant, such right may only be exercised in respect of such fraction in combination with another Special Warrant or other Special Warrants which in the aggregate entitle the Special Warrant holder to receive a whole number of Unit Shares and Unit Warrants; and

(b)	If a Special Warrant holder is not able to, or elects not to, combine Special Warrants so as to be entitled to acquire a whole number of Unit Shares and Unit Warrants, the Special Warrant holder may not exercise the right to acquire a fractional Unit Share or Unit Warrant on the exercise or deemed exercise of such Special Warrants, and, as a result, has the right to acquire only that number of Unit Shares and Unit Warrants equal to the next lowest whole number of Unit Shares and Unit Warrants and no cash will be paid in lieu of any fractional Unit Share or Unit Warrant.

5.8	Accounting and Recording

The Special Warrant Agent shall promptly notify the Company with respect to Special Warrants exercised. The Special Warrant Agent shall record the particulars of the Special Warrants exercised which include the name or names and addresses of the persons who become holders of Units on exercise pursuant to this Article 5 and the number of Units issued. Within three Business Days of the exercise of each Special Warrant pursuant to Section 5.2, the Special Warrant Agent shall provide those particulars in writing to the Company.

5.9	Legending of Special Warrant Certificates

(a)	The Special Warrants have not been, and will not be, registered under the U.S.

Securities Act or applicable securities laws of any state of the United States. Each Special Warrant Certificate originally issued to a U.S. Special Warrant holder and each Special Warrant Certificate issued in exchange therefor or in substitution thereof, shall bear the following additional legend (the “U.S. Legend”) until such time as the U.S. Legend is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws:

“THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF GROWN ROGUE INTERNATIONAL INC. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY OR (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULES 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS.”

provided, that if any of the Special Warrants were issued at a time when the Company qualified as a “foreign issuer” (as defined in Rule 902(e) of Regulation S) and are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S, and in compliance with Canadian local laws and regulations, the legend may be removed by providing a declaration to the Company and the Special Warrant Agent in the form attached hereto as Appendix 4 to the Special Warrant Certificate (or as the Company may prescribe from time to time) in addition to such other evidence of exemption as the Company and the Special Warrant Agent may require from time to time, which may include an opinion of counsel in form and substance satisfactory to the Company; and

provided further, that, if any of the Special Warrants are being sold pursuant to Rule 144 under the U.S.Securities Act, if available, the legend may be removed by delivery to the Company and the Special Warrant Agent of an opinion of counsel of recognized standing in form and substance satisfactory to the Company, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act and state securities laws.

The Special Warrant Agent shall be entitled to request any other documents that it may require in accordance with its internal policies of the removal of the legend set forth above.

(b)	All Special Warrant Certificates and all certificates issued in exchange therefor or in substitution thereof will have the following additional legends endorsed thereon:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY SHALL NOT TRADE THE SECURITY BEFORE JULY 6, 2021.”

(c)	Notwithstanding any other provisions of this Indenture, in processing and registering transfers of Special Warrants, no duty or responsibility whatsoever shall rest upon the Special Warrant Agent to determine the compliance by any transferor or transferee with the terms of the legends contained in this subsection 5.9, or with the relevant securities laws or regulations, including, without limitation, Regulation S, and the Special Warrant Agent shall be entitled to assume that all transfers are legal and proper.

5.10	Issuance of Unit Shares and Unit Warrants

(a)	All certificates issued for the Unit Shares, Unit Warrants and any Common Shares issuable upon exercise of the Unit Warrants prior to the Qualification Date and the date which is four months and one day following the Closing Date will have the following legends endorsed thereon:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY SHALL NOT TRADE THE SECURITY BEFORE JULY 6, 2021.”

(b)	The Unit Shares, Unit Warrants and Common Shares issued on exercise of the Unit Warrants have not been, and will not be, registered under the U.S. Securities Act or applicable securities laws of any state of the United States. Each certificate representing the Unit Shares and Unit Warrants comprising the Units originally issued to a U.S. Special Warrant holder and each certificate representing the Unit Shares and Unit Warrants comprising the Units issued in exchange therefor or in substitution thereof, shall bear the following additional legend until such time as the legend is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws:

“THE SECURITIES REPRESENTED HEREBY [FOR UNIT WARRANTS ADD: AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF GROWN ROGUE INTERNATIONAL INC. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULES 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, OR (C) PURSUANT TO THE EXEMPTIONS FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 THEREUNDER, IF AVAILABLE OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND, IN BOTH CASES, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES AND, IN THE CASE OF CLAUSE (C)(I) OR (D) ABOVE, OR IF OTHERWISE REQUIRED BY THE COMPANY, THE SELLER HAS FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT. [FOR UNIT SHARES AND COMMON SHARES ISSUED ON EXERCISE OF THE UNIT WARRANTS ADD: DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.]”

provided, that if any of the Unit Shares and Unit Warrants comprising the Units were issued at a time when the Company qualified as a “foreign issuer” (as defined in Rule 902(e) of Regulation S) and are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S, and in compliance with Canadian local laws and regulations, the legend may be removed by providing a declaration to the Company and either the Company’s transfer agent (in the case of the Unit Shares) or the Unit Warrant Agent (in the case of the Unit Warrants) in the form attached hereto as Appendix 4 to the Special Warrant Certificate (or as the Company may prescribe from time to time) in addition to such other evidence of exemption as the Company and the Company’s transfer agent (as the case may be) may require from time to time, which may include an opinion of counsel in form and substance satisfactory to the Company; and

provided further, that, if any of the Unit Shares and Unit Warrants comprising the Units are being sold pursuant to Rule 144 under the U.S. Securities Act, if available, the legend may be removed by delivery to the Company and the Company’s transfer agent (in the case of the Unit Shares) or the Unit Warrant Agent (in the case of the Unit Warrants) of an opinion of counsel of recognized standing in form and substance satisfactory to the Company, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act and state securities laws;

(c)	Each certificate representing the Unit Warrants comprising the Units originally issued to a U.S. Special Warrant holder and each certificate representing the Unit Warrants comprising the Units issued in exchange therefor or in substitution thereof, shall bear the following additional legend until such time as the legend is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THESE SECURITIES AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.”

5.11	Securities Restrictions

Notwithstanding anything herein contained, in the event that the Special Warrants are exercised prior to the Qualification Date, the certificates representing the Unit Shares and Unit Warrants comprising the Units thereby issued will bear such legends as may, in the opinion of counsel to the Company, acting reasonably, be necessary in order to avoid a violation of any applicable securities laws or to comply with the requirements of any stock exchange on which the Common Shares are listed, provided that, if at any time, in the opinion of counsel to the Company, such legends are no longer necessary in order to avoid violation of such laws, or the holder of any such legended certificates representing the Unit Shares and Unit Warrants comprising the Units, at the holder’s expense, provides the Company and the registrar and transfer agent of the Common Shares with evidence satisfactory in form and substance to the Company and the registrar and transfer agent of the Common Shares (which may include an opinion of counsel satisfactory to the Company and the registrar and transfer agent of the Common Shares) to the effect that such holder is entitled to sell or otherwise transfer such Unit Shares or Unit Warrants in a transaction in which such legends are not required, such legended certificates representing Unit Shares or Unit Warrants may thereafter be surrendered to the transfer agent in exchange for a certificate which does not bear such legend.

5.12	Contractual Right of Rescission

The Company covenants with the Special Warrant Agent to provide a right of rescission to each Special Warrant holder as hereinafter set forth, which right shall be exercisable by a Special Warrant holder directly. The Company has agreed that in the event that a holder of Special Warrants who acquires Unit Shares and Unit Warrants pursuant to the exercise of Special Warrants is or becomes entitled under applicable Securities Laws to the remedy of rescission by reason of the Prospectus and any amendments thereto containing a misrepresentation, such holder shall, subject to available defences and any limitation period under applicable securities laws, be entitled to rescission not only of the holder’s exercise or deemed exercise of its Special Warrants but also of the private placement transaction pursuant to which the Special Warrants were initially acquired, and shall be entitled in connection with such rescission to a full refund from the Company of the aggregate purchase price paid to the Company on the acquisition of the Special Warrants. In the event such holder is a permitted assignee of the interest of the original holder of Special Warrants, such permitted assignee shall be permitted to exercise the rights of rescission and refund granted hereunder as if such permitted assignee was such original holder. The holder (or its permitted assignee) shall seek a refund directly from the Company and the Special Warrant Agent shall not be under any duty or obligation to take any steps to ensure or enforce the return of the funds pursuant to this section, nor shall the Special Warrant Agent be in any other way responsible in the event that any payment is not delivered or received pursuant to this section, and the Special Warrant Agent shall incur no liability with respect to the delivery or non-delivery of any such funds. The provisions of this Section are a direct contractual right extended by the Company to holders of Special Warrants and permitted assignees of such holders and are in addition to any other right or remedy available to a holder of a purchased security under section 131(1) of the Securities Act (Ontario) or equivalent provisions of applicable securities laws, or otherwise at law. The foregoing contractual rights of action for rescission shall be subject to the defences described under section 131 of the Securities Act (Ontario) which is incorporated herein by reference and any other defence or defences available to the Company under Applicable Legislation.

6.	MEETINGS OF SPECIAL WARRANT HOLDERS

6.1	Definitions

In this Article 6 or otherwise in this Indenture:

(a)	“Adjourned Meeting” means a meeting adjourned in accordance with Section 6.8;

(b)	“Extraordinary Resolution” means a resolution proposed to be passed as an extraordinary resolution at a Meeting duly convened for that purpose and held in accordance with the provisions of this Article 6, and carried by not less than 2/3 of the votes cast on such resolution; and

(c)	“Meeting” means a meeting of the Special Warrant holders.

6.2	Convening Meetings

The Special Warrant Agent or the Company may convene a Meeting at any time at the expense of the Company. Upon receipt of a written requisition signed in one or more counterparts by Special Warrant holders having the right to acquire not less than 25% of the Units which may at such time be acquired hereunder, the Special Warrant Agent or the Company shall convene a Meeting, provided that in the case of the Special Warrant Agent, it has been indemnified and funded to its reasonable satisfaction by the Company or the Special Warrant holders for the costs of convening and holding a Meeting. If the Special Warrant Agent or the Company fails to convene the Meeting within 15 Business Days after being duly requisitioned to do so and indemnified and funded as aforesaid, the Special Warrant holders having the right to acquire not less than 25% of the Units which may be acquired hereunder may themselves convene a Meeting, the notice for which must be signed by one or more of those Special Warrant holders at such time, provided that the Special Warrant Agent and Company receive notice of the Meeting in accordance with Section 6.4. A written requisition must state, generally, the reason for the Meeting and business to be transacted at the Meeting.

6.3	Place of Meeting

Every Meeting must be held in Toronto, Ontario or at such other place in Canada that the Special Warrant Agent and Company approve. A Meeting may also be held by electronic communication facility that allows Special Warrant holders to participate and vote at the Meeting.

6.4	Notice

The Special Warrant Agent or the Company, as the case may be, shall give written notice of each Meeting to each Special Warrant holder, the Special Warrant Agent (unless the Meeting has been called by the Special Warrant Agent), the Agent and the Company (unless the Meeting has been called by the Company) in the manner specified in Article 9 at least 21 days before the date of the Meeting. The Special Warrant Agent shall give written notice of each Adjourned Meeting to each Special Warrant holder in the manner specified in Article 9 at least 7 days before the date of the Adjourned Meeting. The notice for a Meeting must state the time and place of the Meeting and, generally, the reason for the Meeting and the business to be transacted at the Meeting, together with such additional information as may be required to sufficiently inform the Special Warrant holders regarding the business to be transacted at the Meeting. The notice for an Adjourned Meeting must state the time and place of the Adjourned Meeting but need not specify the business to be transacted at an Adjourned Meeting. The accidental omission by the Special Warrant Agent or the Company, as the case may be, to give notice of a Meeting or an Adjourned Meeting to a Special Warrant holder does not invalidate a resolution passed at a Meeting or Adjourned Meeting.

6.5	Persons Entitled to Attend

The Company and the Agent may, and the Special Warrant Agent shall, each by its authorized representatives, attend every Meeting and Adjourned Meeting but neither the Company, the Agent nor the Special Warrant Agent has the right to vote unless they are acting in their capacity as Special Warrant holder or a proxy for a Special Warrant holder. The legal advisors of the Company, the Agent, the Special Warrant Agent, and any Special Warrant holders, respectively, may also attend a Meeting or Adjourned Meeting but do not have the right to vote, unless they have the right to vote as a Special Warrant holder or a proxy for a Special Warrant holder.

6.6	Quorum

Subject to the provisions of Section 6.18, a quorum for a Meeting shall consist of two or more persons present in person and owning or representing by proxy the right to acquire, not less than 10% of the Units which may at that time be acquired hereunder.

6.7	Chairman

The Special Warrant Agent shall nominate a natural person as the chairman of a Meeting or Adjourned Meeting. If the person so nominated is not present within 15 minutes after the time set for holding the Meeting or Adjourned Meeting, the Special Warrant holders and proxies for Special Warrant holders present shall choose one of their number to be chairman. The chairman may vote any Special Warrants for which he or she is the registered holder.

6.8	Power to Adjourn

The chairman of any Meeting at which a quorum of the Special Warrant holders is present may, with the consent of the Meeting, adjourn any such meeting. Notice of such adjournment will be given in accordance with Section 6.4 with such other requirements, if any, as the Meeting may prescribe.

6.9	Adjourned Meeting

If a quorum of the Special Warrant holders is not present within 30 minutes after the time fixed for holding a Meeting, the Meeting stands adjourned to a date not less than 10 calendar days and not more than 30 calendar days later, at a place determined in accordance with Section 6.3, and at a time specified by the chairman. The Special Warrant Agent shall promptly and in accordance with Section 6.4 send a notice of the Adjourned Meeting to each Special Warrant holder and the Company. At an Adjourned Meeting, two or more Special Warrant holders or persons representing Special Warrant holders by proxy constitutes a quorum for the transaction of business for which the Meeting was convened.

6.10	Show of Hands

Subject to a poll and except as otherwise required herein, every question submitted to a Meeting or Adjourned Meeting, except an Extraordinary Resolution, shall be decided, in the first instance, by the majority of votes in a show of hands. If the vote is tied, the chairman does not have a casting vote and the motion will not be carried. On a show of hands, each Special Warrant holder present in person or represented by proxy and entitled to vote is entitled to one vote for every Special Warrant then outstanding of which such Special Warrant holder is the registered owner.

6.11	Poll

When requested by a Special Warrant holder acting in person or by the proxy representing the Special Warrant holder, and on every Extraordinary Resolution, the chairman of a Meeting or Adjourned Meeting shall request a poll on a question submitted to the Meeting. Except as otherwise required herein, if a question has been put to a poll, that question shall be decided by the affirmative vote of not less than a majority of the votes given on the poll. If the vote is tied, the motion shall not be carried. On a poll, each Special Warrant holder or person representing a Special Warrant holder shall be entitled to one vote for every Unit which he or she is entitled to acquire upon exercise of the Special Warrants of which he is the registered holder. A declaration made by the chairman that a resolution has been carried or lost is conclusive evidence thereof. In the case of joint registered Special Warrant holders, any one of them present in person or represented by proxy may vote in the absence of the other or others but when more than one of them is present in person or by proxy, they may only vote together in respect of the Special Warrants of which they are joint registered holders.

6.12	Regulations

Subject to the provisions of this Indenture, the Special Warrant Agent, or the Company with the approval of the Special Warrant Agent, may from time to time make and, thereafter, vary regulations not contrary to the provisions of this Indenture as it deems fit providing for and governing the following:

(a)	setting a record date for a Meeting for determining Special Warrant holders entitled to receive notice of and vote at a Meeting;

(b)	voting by proxy, the manner in which a proxy instrument must be executed, and the production of the authority of any person signing an instrument of a proxy on behalf of a Special Warrant holder;

(c)	lodging and the means of forwarding the instruments appointing proxies, and the time before a Meeting or Adjourned Meeting by which an instrument appointing a proxy must be deposited;

(d)	the form of the instrument of proxy; and

(e)	any other matter relating to the conduct of a meeting of Special Warrant holders, including the conduct of a Meeting held by electronic communication facility.

A regulation so made is binding and effective and votes given in accordance with such a regulation are valid. The Special Warrant Agent may permit Special Warrant holders to make proof of ownership in the manner the Special Warrant Agent approves.

6.13	Powers of Special Warrant holders

By Extraordinary Resolution passed pursuant to this Article 6, the Special Warrant holders may:

(a)	agree to any modification, abrogation, alteration, compromise, or arrangement of the rights of the Special Warrant holders whether arising under this Indenture, or otherwise at law, including the rights of the Special Warrant Agent in its capacity as special warrant agent hereunder or on behalf of the Special Warrant holders against the Company, which has been agreed to by the Company;

(b)	direct and authorize the Special Warrant Agent to exercise any discretion, power, right, remedy or authority given to it by or under this Indenture in the manner specified in such resolution or to refrain from exercising any such discretion, power, right, remedy, or authority;

(c)	direct the Special Warrant Agent to enforce any covenant or obligation on the part of the Company contained in this Indenture or to waive any default by the Company in compliance with any provision of this Indenture either unconditionally or upon any conditions specified in such resolution;

(d)	assent to any change in or omission from the provisions contained in this Indenture or the Special Warrant Certificates or any ancillary or supplemental instrument which is agreed to by the Company, and to authorize the Special Warrant Agent to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

(e)	without limiting the generality of Sections 6.13(a) and (d), assent to an extension of time thereunder;

(f)	with the consent of the Company, remove the Special Warrant Agent or its successor in office and to appoint a new special warrant agent, registrar and trustee to take the place of the Special Warrant Agent so removed;

(g)	upon the Special Warrant Agent being furnished with funding and an indemnity that is, in its discretion, sufficient, require the Special Warrant Agent to enforce any covenant of the Company contained in this Indenture or the Special Warrant Certificates, or to enforce any right of the Special Warrant holders in any manner specified in such Extraordinary Resolution, or to refrain from enforcing any such covenant or right;

(h)	restrain any Special Warrant holder from instituting or continuing any suit or proceeding against the Company for the enforcement of a covenant on the part of the Company contained in this Indenture or any of the rights conferred upon the Special Warrant holders as set out in this Indenture or the Special Warrant Certificates;

(i)	direct a Special Warrant holder who, as such, has brought a suit, action or proceeding to stay or discontinue or otherwise deal with the same upon payment of the costs, charges, and expenses reasonably and properly incurred by such Special Warrant holder in connection therewith;

(j)	waive and direct the Special Warrant Agent to waive a default by the Company in complying with any of the provisions of this Indenture or the Special Warrant Certificate either unconditionally or upon any conditions specified in such Extraordinary Resolution;

(k)	assent to a compromise or arrangement with a creditor or creditors or a class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Company; or

(l)	amend, alter, or repeal any Extraordinary Resolution previously passed pursuant to this Section 6.13.

6.14	Powers Cumulative

Any one or more of the powers or any combination of the powers in this Indenture stated to be exercised by the Special Warrant holders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Special Warrant holder to exercise such power or combination of powers then or thereafter from time to time.

6.15	Minutes of Meetings

The Special Warrant Agent shall make and maintain minutes and records of all resolutions and proceedings at a Meeting or Adjourned Meeting at the expense of the Company and shall make available those minutes and records at the office of the Special Warrant Agent for inspection by a Special Warrant holder or his authorized representative and the Agent at reasonable times. If signed by the chairman of the Meeting or by the chairman of the next succeeding Meeting, such minutes shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such Meeting in respect of which minutes shall have been made shall be deemed to have been duly convened and held, and all the resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

6.16	Written Resolutions

Notwithstanding any other provision of this Article 6, a written resolution or instrument signed in one or more counterparts by the Special Warrant holders holding the right to acquire not less than a majority of the Units which may at that time be acquired hereunder in the case of a resolution, or not less than 2/3 of the Units which may at that time be acquired hereunder in the case of an Extraordinary Resolution, is deemed to be the same as, and to have the same force and effect as, a resolution or Extraordinary Resolution, as the case may be, duly passed at a Meeting or Adjourned Meeting.

6.17	Binding Effect

A resolution of the Special Warrant holders passed pursuant to this Article 6 is binding upon all Special Warrant holders. Upon the passing of a Special Warrant holder’s resolution at a meeting of the Special Warrant holders, or upon the signing of a written resolution or instrument pursuant to Section 6.16 and delivery by the Company to the Special Warrant Agent of an original, certified or notarial copy, or copies, of such resolution as executed or passed by the Special Warrant holders, the Special Warrant Agent is entitled to and shall give effect thereto.

6.18	Holdings by the Company or Subsidiaries of the Company Disregarded

In determining whether Special Warrant holders holding Special Warrants evidencing the required number of Units which may be acquired pursuant to the exercise of the Special Warrants are present at a meeting of Special Warrant holders for the purpose of determining a quorum or have concurred in any consent, waiver, resolution, Extraordinary Resolution or other action under this Indenture, Special Warrants owned legally or beneficially by the Company or any Subsidiary of the Company shall be disregarded.

7.	SUPPLEMENTAL INDENTURES, MERGER, SUCCESSORS

7.1	Provision for Supplemental Indentures for Certain Purposes

From time to time the Company (when authorized by the directors of the Company) and the Special Warrant Agent may, subject to the provisions of this Indenture, and they will when so directed in accordance with the provisions hereof, execute and deliver by their proper officers, deeds, indentures or instruments supplemental hereto, which thereafter form part hereof for any one or more or all of the following purposes:

(a)	adding to the provisions hereof such additional covenants, enforcement provisions, and release provisions (if any) as in the opinion of counsel acceptable to the Company and the Special Warrant Agent are necessary or advisable, provided the same are not, in the opinion of counsel to the Special Warrant Agent prejudicial to the interests of the Special Warrant holders;

(b)	adding to the covenants of the Company in this Indenture for the protection of the Special Warrant holders;

(c)	evidencing any succession (or successive successions), of other companies to the Company and the covenants of, and obligations assumed by, such successor (or successors) in accordance with the provisions of this Indenture;

(d)	setting forth any adjustments resulting from the application of the provisions of Article 4;

(e)	making such provisions not inconsistent with this Indenture as may be deemed necessary or desirable with respect to matters or questions arising hereunder, provided that such provisions are not, in the opinion of counsel to the Special Warrant Agent, prejudicial to the interests of the Special Warrant holders;

(f)	giving effect to any Extraordinary Resolution;

(g)	rectifying any ambiguity, defective provision, clerical omission or mistake or manifest or other error contained herein or in any deed or indenture supplemental or ancillary hereto provided that, in the opinion of the counsel to the Special Warrant Agent, the interests of the Special Warrant holders are not prejudiced thereby;

(h)	adding to or altering the provisions hereof in respect of the transfer of Special Warrants, making provision for the exchange of Special Warrant Certificates of different denominations, and making any modification in the form of the Special Warrant Certificate which does not affect the substance thereof; or

(i)	for any other purpose not inconsistent with the provisions of this Indenture, provided that, in the opinion of counsel to the Special Warrant Agent, the rights of the Special Warrant holders are in no way prejudiced thereby.

7.2	Company May Consolidate, etc. on Certain Terms

Nothing in this Indenture prevents any consolidation, amalgamation, arrangement or merger of the Company with or into any other body corporate or bodies corporate, or a conveyance or transfer of all or substantially all the properties and assets of the Company as an entirety to any body corporate lawfully entitled to acquire and operate the same, provided, however, that the body corporate formed by such consolidation, amalgamation, arrangement or into which such merger has been made, or which has acquired by conveyance or transfer all or substantially all the properties and assets of the Company as an entirety in circumstances resulting in the Special Warrant holders being entitled to receive property from or securities of such body corporate, shall execute prior to or contemporaneously with such consolidation, amalgamation, arrangement, merger, conveyance or transfer, an indenture supplemental hereto wherein the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed or observed by the Company are assumed by the successor body corporate. The Special Warrant Agent is entitled to receive and is fully protected in relying upon an opinion of counsel that any such consolidation, amalgamation, arrangement, merger, conveyance or transfer, and a supplemental indenture executed in connection therewith, complies with the provisions of this Section.

7.3	Successor Body Corporate Substituted

Where the Company, pursuant to Section 7.2 hereof, is consolidated, amalgamated, arranged or merged with or into any other body corporate or bodies corporate or conveys or transfers all of substantially all of the properties and assets of the Company as an entirety to another body corporate, the successor body corporate formed by such consolidation, amalgamation, arrangement or into which the Company has been merged or which has received a conveyance or transfer as aforesaid succeeds to and is substituted for the Company hereunder with the same effect as nearly as may be possible as if it had been named herein. Such changes may be made in the Special Warrants as may be appropriate in view of such consolidation, amalgamation, arrangement, merger, conveyance or transfer.

8.	CONCERNING THE SPECIAL WARRANT AGENT

8.1	Duties of Special Warrant Agent

By way of supplement to the provisions of any statute for the time being relating to agents, and notwithstanding any other provision of this Indenture, in the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Special Warrant Agent shall act honestly and in good faith with a view to the best interests of the Special Warrant holders and shall exercise that degree of care, diligence and skill that a reasonably prudent special warrant agent would exercise in comparable circumstances. No provision of this Indenture shall be construed to relieve the Special Warrant Agent from, or require any other person to indemnify the Special Warrant Agent against any liability for its own gross negligence, wilful misconduct or fraud under this Indenture.

8.2	Action by Special Warrant Agent

The Special Warrant Agent is not obligated or bound to give any notice or to do or take any act action, proceeding or thing by virtue of the powers conferred on it hereby unless and until it shall have been required to do so by this Indenture and, in the case of a default, only when it has received actual written notice thereof, which notice shall distinctly specify the default desired to be brought to the attention of the Special Warrant Agent and in the absence of any such notice the Special Warrant Agent may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Special Warrant Agent to determine whether or not the Special Warrant Agent shall take action with respect to any default. Proof of execution of any document or instrument in writing by a holder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution, or in any other manner the Special Warrant Agent considers adequate. The Special Warrant Agent shall not be bound to give notice to any person of execution hereof.

8.3	Certificate of the Company

In the administration of its duties under this Indenture, prior to taking or suffering any action hereunder, the Special Warrant Agent may accept, act, and rely on, and shall be protected in accepting, acting, and relying upon, a certificate of the Company, resolutions, opinions, orders or other documents as conclusive evidence of the truth of any fact relating to the Company or its assets therein stated and proof of the regularity of any proceedings or actions associated therewith, but the Special Warrant Agent may in its discretion require further evidence or information before acting or relying on any such certificate. In addition to the reports, certificates, opinions, and other evidence required by this Indenture, the Corporation shall furnish to the Special Warrant Agent such additional evidence of compliance with any provision hereof, and in such form as may be prescribed by Applicable Legislation or as the Special Warrant Agent may reasonably require by written notice to the Corporation. Whenever Applicable Legislation requires that evidence referred to in this Section be in the form of a statutory declaration, the Special Warrant Agent may accept such statutory declaration in lieu of a certificate of the Corporation required by any provision hereof. Any such statutory declaration may be made by any one or more of the [Chair of the Board and Chief Executive Officer, President or Chief Financial Officer] of the Corporation or by any other officer or director of the Corporation to whom such authority is delegated by the directors from time to time.

Whenever it is provided in this Indenture or under Applicable Legislation that the Corporation shall deposit with the Special Warrant Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith on the effective date thereof and thefacts and opinions stated in all such documents so deposited shall, in each and every such case, be conditions precedent to the right of the Corporation to have the Special Warrant Agent take the action to be based thereon.

8.4	Special Warrant Agent May Employ Experts

The Special Warrant Agent may, at the Company’s expense, employ or retain such counsel, lawyers, accountants, engineers, appraisers or other experts, advisers or Agent as it may reasonably require for the purpose of determining and discharging its duties hereunder and may pay reasonable remuneration for such services rendered to it, without taxation of costs of any counsel or lawyers, but it is not responsible for any misconduct, mistake, negligence or error of judgment on the part of any of them. The Company shall pay or reimburse the Special Warrant Agent for any reasonable fees, expenses and disbursements of such counsel, lawyers, accountants, engineers, appraisers or other experts, advisers or Agent retained under this Section 8.4. The Special Warrant Agent may rely upon and act upon and shall be protected in acting and relying in good faith upon the opinion or advice of, or information obtained from, any such counsel, lawyer, accountant, engineer, appraiser or other expert, adviser or agent, whether retained or employed by the Company or by the Special Warrant Agent, in relation to any matter arising in the administration of the agency hereof. The Special Warrant Agent shall not incur any liability for the acts or omissions of such counsel, lawyers, accountants, engineers, appraisers or other experts, advisers or agent retained or employed by the Special Warrant Agent in good faith.

8.5	Resignation and Replacement of Special Warrant Agent

(a)	The Special Warrant Agent may resign its trust and be discharged from all further obligations hereunder by giving to the Company and the Special Warrant holders written notice at least 60 days, or such shorter time period if acceptable to the Special Warrant Agent, the Company and the Special Warrant holders, before the effective date of the resignation. If the Special Warrant Agent resigns, or becomes incapable of acting hereunder, the Company shall forthwith appoint in writing a new person as special warrant agent. Failing such appointment by the Company or by the Special Warrant holders by Extraordinary Resolution, the retiring Special Warrant Agent (at the expense of the Corporation) or any Special Warrant holder may apply to a Judge of the Superior Court of Justice on such notice as such Judge may direct, for the appointment of a new special warrant agent. The Special Warrant holders may, by Extraordinary Resolution, remove the Special Warrant Agent (including a special warrant agent appointed by the Company or by a Judge as aforesaid) and appoint a new special warrant agent. On any new appointment, the new special warrant agent is vested with the same powers, rights, duties and obligations as if it had been originally named as Special Warrant Agent without any further assurance, conveyance, act or deed. If for any reason it becomes necessary or expedient to execute any further deed or assurance, the former Special Warrant Agent shall execute the same in favour of the new special warrant agent.

(b)	Upon payment by the Company to the retiring Special Warrant Agent of any and all outstanding fees or charges still properly owing to it, the retiring Special Warrant Agent shall undertake to transfer all requisite files, inventory and other records to the successor special warrant agent upon request of the Company. Any Special Warrant Certificates Authenticated but not delivered by a predecessor Special Warrant Agent may be Authenticated by the successor Special Warrant Agent in the name of the successor Special Warrant Agent.

(c)	Any company into or with which the Special Warrant Agent may be merged or consolidated or amalgamated, or any company resulting from a merger, consolidation, arrangement or amalgamation to which the Special Warrant Agent for the time being is a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Special Warrant Agent shall be the successor Special Warrant Agent under this Indenture without any further act on its part or any of the parties hereto.

8.6	Indenture Legislation

The Company and the Special Warrant Agent agree that each shall at all times in relation to this Indenture and to any action to be taken hereunder, observe and comply with and be entitled to the benefits of all Applicable Legislation. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with any mandatory requirement of Applicable Legislation, such mandatory requirement prevails.

8.7	Notice

The Special Warrant Agent is not required to give notice to third parties, including the Special Warrant holders, of the execution of this Indenture.

8.8	Use of Proceeds

The Special Warrant Agent is in no way responsible for the use by the Company of the proceeds of the issue or any other funds that may be realized hereunder.

8.9	Documents, Monies, etc. Held by Special Warrant Agent

Until released in accordance with this Indenture, any funds received hereunder shall be kept in segregated records of the Special Warrant Agent and the Special Warrant Agent shall place the funds in accounts of the Special Warrant Agent at one or more of the Canadian Chartered Banks listed in Schedule 1 of the Bank Act (Canada) (“Approved Bank”). All amounts held by the Special Warrant Agent pursuant to this Agreement shall be held by the Special Warrant Agent for the Company and the delivery of the funds to the Special Warrant Agent shall not give rise to a debtor-creditor or other similar relationship. The amounts held by the Special Warrant Agent pursuant to this Agreement are at the sole risk of the Company and, without limiting the generality of the foregoing, the Special Warrant Agent shall have no responsibility or liability for any diminution of the funds which may result from any deposit made with an Approved Bank pursuant to this section, including any losses resulting from a default by the Approved Bank or other credit losses (whether or not resulting from such a default). The parties hereto acknowledge and agree that the Special Warrant Agent will have acted prudently in depositing the funds at any Approved Bank, and that the Special Warrant Agent is not required to make any further inquiries in respect of any such bank. The Special Warrant Agent may hold cash balances constituting part or all of such monies and need not, invest the same, and the Special Warrant Agent shall not be liable to account for any profit to any parties to this Indenture or to any other person or entity. Any written direction for the investment or release of funds shall be received by the Special Warrant Agent by 1:00 p.m. (Toronto time) on the Business Day on which such release is to be made, failing which such direction will be handled on a commercially reasonable efforts basis and may result in funds being invested or released on the next Business Day.

8.10	No Inquiries

In the exercise of any right or duty hereunder the Special Warrant Agent, if it is acting in good faith, may act and rely, and shall be protected in so acting and relying, as to the truth of any statement or the accuracy of any opinion expressed therein, on any statutory declaration, opinion, report, written requests, consents, or orders of the Company, certificates of the Company or other evidence furnished to the Special Warrant Agent pursuant to a provision hereof or of Applicable Legislation or pursuant to a request of the Special Warrant Agent, if such evidence complies with Applicable Legislation and the Special Warrant Agent examines such evidence and determines that it complies with the applicable requirements of this Indenture. The Special Warrant Agent may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. The Special Warrant Agent is not bound to make any inquiry or investigation as to the performance by the Company of the Company’s covenants hereunder.

8.11	Actions by Special Warrant Agent to Protect Interest

The Special Warrant Agent shall have the power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Special Warrant holders.

8.12	Special Warrant Agent Not Required to Give Security

The Special Warrant Agent is not required to give any bonds or security with respect to the execution or administration of the duties and powers of this Indenture.

8.13	No Conflict of Interest

The Special Warrant Agent represents to the Company that, at the date of execution and delivery by it of this Indenture, there exists no material conflict of interest in the role of the Special Warrant Agent as a fiduciary hereunder but if, notwithstanding the provisions of this Section 8.13, such a material conflict of interest exists, the validity and enforceability of this Indenture and the instruments issued hereunder is not affected in any manner whatsoever by reason only that such material conflict of interest exists or arises. The Special Warrant Agent shall, within 30 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 8.5.

8.14	Special Warrant Agent Not Ordinarily Bound

No provision of this Indenture shall require the Special Warrant Agent to expend or risk its own funds or otherwise incur liability, financial or otherwise, in the performance of any of its duties or in the exercise of any of its rights or powers unless it is indemnified and funded to its satisfaction. The obligation of the Special Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Special Warrant holders hereunder, is conditional upon Special Warrant holders furnishing, when required in writing so to do by the Special Warrant Agent, notice specifying the act, action or proceeding which the Special Warrant Agent is requested to take, an indemnity reasonably satisfactory to the Special Warrant Agent, and funds sufficient for commencing or continuing the act, action or proceeding and an indemnity reasonably satisfactory to the Special Warrant Agent to protect and hold harmless the Special Warrant Agent and its officers, directors, employees and Agent against the costs, charges and expenses and liabilities to be incurred thereby and any loss, damage or liability it may suffer by reason thereof. The Special Warrant Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Special Warrant holders, at whose instance it is acting to deposit with the Special Warrant Agent the Special Warrant Certificates held by them, for which Warrants the Special Warrant Agent shall issue receipts.

8.15	Special Warrant Agent May Deal in Instruments

The Special Warrant Agent may in its personal or other capacity, buy, sell, lend upon and deal in and hold securities of the Company and generally contract and enter into financial transactions with the Company or otherwise, without being liable to account for any profits made thereby.

8.16	Recitals or Statements of Fact Made by Company

Except for the representations contained in Sections 8.13 and 8.20 subject to the provisions hereof, the Special Warrant Agent is not liable for or by reason of any of the statements of fact or recitals contained in this Indenture or in the Special Warrant Certificates and is not required to verify the same but all such statements and recitals are and are deemed to have been made by the Company only.

8.17	Special Warrant Agent’s Discretion Absolute

The Special Warrant Agent, except as herein otherwise provided, has, as regards all the duties, powers, authorities and discretions vested in it, absolute and uncontrolled discretion as to the exercise thereof, whether in relation to the manner or as to the mode and time for the exercise thereof.

8.18	No Representations as to Validity

The Special Warrant Agent is not:

(a)	under any responsibility in respect of the validity of this Indenture or the execution and delivery thereof or (subject to Section 2.8 hereof) in respect of the validity or the execution of any Special Warrant Certificate;

(b)	liable or in any way responsible for the consequences of any breach by the Company of any representation, warranty, covenant or condition contained in this Indenture or in any Special Warrant Certificate or for any acts of the directors, officers, employees, agents or servants of the Corporation; or

(c)	by any act hereunder, deemed to make any representation or warranty as to the authorization or reservation of any Unit Shares or Unit Warrants to be issued as provided in this Indenture or in any Special Warrant Certificate or as to whether any shares will when issued be duly authorized or be validly issued and fully paid and non-assessable.

The duty and responsibility as to all the matters and things referred to in this Section 8.18 rests upon the Company and not upon the Special Warrant Agent and the failure of the Company to discharge any such duty and responsibility does not in any way render the Special Warrant Agent liable or place upon it any duty or responsibility for breach of which it would be liable.

8.19	Acceptance of Agency

The Special Warrant Agent hereby accepts the agency in this Indenture and agrees to perform the same upon the terms and conditions herein set forth or referred to unless and until discharged therefrom by resignation or in some other lawful way. No trust is intended to be or will be created hereby and the Special Warrant Agent shall owe no duties hereunder as a trustee.

8.20	Special Warrant Agent’s Authority to Carry on Business

The Special Warrant Agent represents to the Company that at the date hereof it is authorized to carry on the business of a trust company in all of the Designated Jurisdictions. If, notwithstanding the provisions of this Section 8.20, it ceases to be authorized to carry on such business in any of the Designated Jurisdictions, the validity and enforceability of this Indenture and of the Special Warrants issued hereunder are not affected in any manner whatsoever by reason only of such event, provided that the Special Warrant Agent shall, within 30 days after ceasing to be authorized to carry on business in any of the Designated Jurisdictions, either become so authorized or resign in the manner and with the effect specified in Section 8.5.

8.21	Additional Protections of Special Warrant Agent

By way of supplement to the provisions of any law for the time being relating to the Special Warrant Agent and this Indenture, it is expressly declared and agreed as follows:

(a)	the Special Warrant Agent shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture;

(b)	the Special Warrant Agent shall incur no liability with respect to the delivery or non- delivery of any certificate or certificates whether delivered by hand, mail or any other means provided that they are sent in accordance with the provisions hereof;

(c)	nothing herein contained shall impose any obligation on the Special Warrant Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto; and

(d)	the Special Warrant Agent shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any of its covenants herein contained or of any acts of any directors, officers, employees, Agent or servants of the Company.

8.22	Indemnification of Special Warrant Agent

Without limiting any protection or indemnity of the Special Warrant Agent under any other provision hereof, or otherwise at law, the Company hereby agrees to indemnify and hold harmless the Special Warrant Agent, its affiliates, and each of their officers, directors, employees, Agent, successors and assigns (the “Indemnified Parties”) from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Indemnified Parties, or any of them, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of the Indemnified Parties’ duties, or any other services that Special Warrant Agent may provide in connection with or in any way relating to this Indenture and including any action or liability brought against or incurred by the Indemnified Parties in relation to or arising out of any breach by the Company. Notwithstanding any other provision hereof, the Company agrees that its liability hereunder shall be absolute and unconditional regardless of the correctness of any representations of any third parties and regardless of the correctness of any representations of any third parties and regardless of any liability of third parties to the Indemnified Parties, and shall accrue and become enforceable without prior demand or any other precedent action or proceeding; provided that the Company shall not be required to indemnify the Indemnified Parties in the event of the gross negligence or wilful misconduct or fraud of the Special Warrant Agent. The Special Warrant Agent shall not be under any obligation to prosecute or to defend any action or suit in respect of the relationship which, in the opinion of its counsel, may involve it in expense or liability, unless the Company shall, so often as required, furnish the Special Warrant Agent with satisfactory indemnity and funding against such expense or liability. This provision shall survive the resignation or removal of the Special Warrant Agent, or the termination of this Indenture.

Notwithstanding the foregoing or any other provision of this Indenture, any liability of the Special Warrant Agent shall be limited, in the aggregate, to the amount of annual retainer fees paid by the Company to the Special Warrant Agent under this Indenture in the twelve (12) months immediately prior to the Special Warrant Agent receiving the first notice of the claim. Notwithstanding any other provision of this Indenture, and whether such losses or damages are foreseeable or unforeseeable, the Special Warrant Agent shall not be liable under any circumstances whatsoever for any (a) breach by any other party of securities law or other rule of any securities regulatory authority, (b) lost profits or (c) special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages. This provision shall survive the resignation or removal of the Special Warrant Agent, or the termination of this Indenture.

8.23	Performance of Covenants by Special Warrant Agent

If the Company fails to perform any of its covenants contained in this Indenture, then the Company will notify the Special Warrant Agent in writing of such failure and upon receipt by the Special Warrant Agent of such notice, the Special Warrant Agent will notify the Special Warrant holders of such failure on the part of the Company and may itself perform any of the said covenants capable of being performed by it, but shall be under no obligation to perform said covenants or to notify the Special Warrant holders of such performance by it. All sums expended or disbursed by the Special Warrant Agent in so doing shall be reimbursed as provided in Section 3.12. No such performance, expenditure or disbursement by the Special Warrant Agent shall be deemed to relieve the Company of any default hereunder or of its continuing obligations under the covenants herein contained.

8.24	Third Party Interests

Each party to this Indenture hereby represents to the Special Warrant Agent that any account to be opened by, or interest to held by the Special Warrant Agent in connection with this Indenture, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Special Warrant Agent’s prescribed form as to the particulars of such third party.

8.25	Not Bound to Act

The Special Warrant Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Special Warrant Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti- money laundering, anti-terrorist or sanctions legislation, regulation or guideline. Further, should the Special Warrant Agent, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering, anti-terrorist or sanctions legislation, regulation or guideline, then it shall have the right to resign on 10 days’ written notice to the

Company, provided (i) that the Special Warrant Agent’s written notice shall describe the circumstances of such noncompliance to the extent permitted by any applicable anti-money laundering, anti-terrorist or sanctions legislation, regulation or guideline; and (ii) that if such circumstances are rectified to the Special Warrant Agent’s satisfaction within such 10-day period, then such resignation shall not be effective.

9.	NOTICES

9.1	Notice to Company, Special Warrant Agent and Agent

Any notice to the Company, Special Warrant Agent or the Agent under the provisions of this Indenture is valid and effective if in writing delivered, sent by registered letter, postage prepaid or sent by facsimile or email:

If to the Company:

Grown Rogue International Inc.

340 Richmond Street West

Toronto, ON M5V 1X2

Attention: Corporate Secretary

Email: info@grownrogue.com

With a copy to (which shall not constitute notice):

Irwin Lowy LLP

Suite 401, 217 Queen Street West

Toronto, ON M5V 0R2

Attention: Eric Lowy

Email: elowy@irwinlowy.com

If to the Special Warrant Agent:

Capital Transfer Agency, ULC

Suite 920, 390 Bay Street

Toronto, ON M5H 2Y2

Attention: Sarah Morrison

Email: smorrison@capitaltransferagency.com

If to the Agent:

Eight Capital

100 Adelaide Street West, Suite 2900

Toronto, Ontario M5H 1S3

Attention: Elizabeth Staltari

Email: estaltari@viiicapital.com

With a copy to (which shall not constitute notice):

Wildeboer Dellelce LLP

365 Bay Street, Suite 800

Toronto, ON M5H 2V1

Attention: Peter Volk

Email: pvolk@wildlaw.ca

Any notice, direction or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered and, if mailed, be deemed to have been received on thefifth Business Day following the date of the postmark on such notice and, if sent by facsimile or email, be deemed to have been given and received on the day it was so sent unless it was sent:

(a)	on a day which is not a business day in the place to which it was sent; or

(b)	after 4:30 p.m. in the place to which it was sent,

in which cases it will be deemed to have been given and received on the next day which is a business day in the place to which it was sent.

9.2	Notice to Special Warrant holders

Any notice to the Special Warrant holders under the provisions of this Indenture is valid and effective if delivered, sent by regular mail or sent by courier, to each Special Warrant holder at its address appearing on the register of Special Warrants kept by the Special Warrant Agent or, in the case of joint holders, to the first such address, and, if delivered or couriered, shall be deemed to have been given and received on the day it was delivered and, if mailed, be deemed to have been received on the fifth Business Day following the date of the postmark on such notice.

A copy of any notice provided to the Special Warrant holders shall be concurrently provided to the Agent in the manner specified in Section 9.1. The Company, the Special Warrant Agent or the Agent, as the case may be, may from time to time notify the other in the manner provided in Section 9.1 of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Company, the Special Warrant Agent or the Agent, as the case may be, for all purposes of this Indenture.

10.	POWER OF BOARD OF DIRECTORS

10.1	Board of Directors

In this Indenture, where the Company is required or empowered to exercise any acts, all such acts may be exercised by the directors of the Company, by any duly appointed committee of the directors of the Company or by those officers of the Company authorized to exercise such acts.

11.	MISCELLANEOUS PROVISIONS

11.1	Further Assurances

The parties covenant and agree from time to time, as may be reasonably required by any party hereto, to execute and deliver such further and other documents and do all matters and things which are convenient or necessary to carry out the intention of this Indenture more effectively and completely.

11.2	Unenforceable Terms

If any term, covenant or condition of this Indenture or the application thereof to any party or circumstance is invalid or unenforceable to any extent, the remainder of this Indenture or application of such term, covenant or condition to a party or circumstance other than those to which it is held invalid or unenforceable is not affected thereby and each remaining term, covenant or condition of this Indenture is valid and enforceable to the fullest extent permitted by law.

11.3	No Waiver

No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other party of its obligations hereunder is deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such party. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, does not constitute a waiver by such party of its rights hereunder.

11.4	Waiver by Special Warrant holders and Special Warrant Agent

Notwithstanding Section 11.3 above, upon the happening of any default hereunder:

(a)	the holders of not less than 50% of the Special Warrants plus one Special Warrant then outstanding shall have power (in addition to the powers exercisable by Extraordinary Resolution) by requisition in writing to instruct the Special Warrant Agent to waive any default hereunder and the Special Warrant Agent shall thereupon waive the default upon such terms and conditions as shall be prescribed in such requisition; or

(b)	the Special Warrant Agent shall have power to waive any default hereunder upon such terms and conditions as the Special Warrant Agent may deem advisable, if, in the Special Warrant Agent’s opinion, relying on the opinion of legal counsel, the same shall have been cured or adequate provision made therefor; provided that no delay or omission of the Special Warrant Agent or of the Special Warrant holders to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Special Warrant Agent or of the Special Warrant holders shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder of the rights resulting therefrom.

11.5	Suits by Special Warrant holders

(a)	No Special Warrant holder has any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Company wound up or to file or prove a claim in any liquidation or bankruptcy proceedings or for any other remedy hereunder unless the Special Warrant holders by Extraordinary Resolution have made a request to the Special Warrant Agent and the Special Warrant Agent has been afforded reasonable opportunity to proceed or complete any action or suit for any such purpose whether or not in its own name and the Special Warrant holders, or any of them, have furnished to the Special Warrant Agent, when so requested by the Special Warrant Agent sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby and the Special Warrant Agent has failed to act within a reasonable time or the Special Warrant Agent has failed to actively pursue any such act or proceeding.

(b)	Subject to the provisions of this Section and otherwise in this Indenture, all or any of the rights conferred upon a Special Warrant holder by the terms of a Special Warrant may be enforced by such Special Warrant holder by appropriate legal proceedings without prejudice to the right which is hereby conferred upon the Special Warrant Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Special Warrant holders from time to time.

11.6	SEC Reporting Status

The Company confirms that it has either (i) a class of securities registered pursuant to Section 12 of the U.S. Exchange Act; or (ii) a reporting obligation pursuant to Section 15(d) of the U.S. Exchange Act, and has provided the Special Warrant Agent with an officers’ certificate (in a form provided by the Special Warrant Agent) certifying such reporting obligation and other information as requested by the Special Warrant Agent. The Company covenants that in the event that any such registration or reporting obligation shall be terminated by the Company in accordance with the U.S. Exchange Act, the Company shall promptly notify the Special Warrant Agent of such termination and such other information as the Special Warrant Agent may require at the time. The Company acknowledges that the Special Warrant Agent is relying upon the foregoing representation and covenants in order to meet certain SEC obligations with respect to those clients who are filing with the SEC.

11.7	Force Majeure

Except for the payment obligations of the Company contained herein, neither party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics or pandemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.

11.8	Privacy Matters

The Company acknowledge that the Special Warrant Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a)	to provide the services required under this Indenture and other services that may be requested from time to time;

(b)	to help the Special Warrant Agent manage its servicing relationships with such individuals;

(c)	to meet the Special Warrant Agent’s legal and regulatory requirements; and

(d)	if Social Insurance Numbers are collected by the Special Warrant Agent, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

The Company acknowledges and agrees that the Special Warrant Agent may receive, collect, use and disclose personal information provided to it or acquired by it in the course of its acting as agent hereunder for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Special Warrant Agent shall make available on its website, www.EndeavorTrust.com, or upon request, including revisions thereto. The Special Warrant Agent may transfer personal information to other companies in or outside of Canada that provide data processing and storage or other support in order to facilitate the services it provides.

Further, the Company agrees that it shall not provide or cause to be provided to the Special Warrant Agent any personal information relating to an individual who is not a party to this Indenture unless that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

11.9	Enurement

This Indenture enures to the benefit of and is binding upon the parties hereto and their respective successors and assigns.

11.10	Counterparts

This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof. Delivery of an executed copy of the Indenture by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Indenture as of the date hereof.

11.11	Governing Law

This Indenture and the Special Warrant Certificates will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and will be treated in all respects as Ontario contracts. Each of the parties hereto irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario with respect to all matters arising out of this Indenture and the transactions contemplated herein.

IN WITNESS WHEREOF the parties hereto have executed this Special Warrant Indenture under the hands of their proper officers in that behalf as of the date first written above.

GROWN ROGUE INTERNATIONAL INC.

By:	/s/ J. Obie Strickler
	Name:	J. Obie Strickler
	Title:	CEO

CAPITAL TRANSFER AGENCY, ULC

By:
Name:
	Title:	Corporate Trust Officer

By:
Name:
	Title:	Manager, Corporate Trust

Signature Page to Special Warrant

SCHEDULE “A”

FORM OF SPECIAL WARRANT CERTIFICATE

“THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF GROWN ROGUE INTERNATIONAL INC. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY or (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULES 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS.

[Note: The legend above need only be endorsed on the special warrant certificate issued to or for the account or benefit of a U.S. Special Warrant holder]

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY SHALL NOT TRADE THE SECURITY BEFORE JULY 6, 2021.

THE SPECIAL WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE DEEMED TO BE EXERCISED IMMEDIATELY PRIOR TO THE DEEMED EXERCISE TIME (AS DEFINED BELOW) AND WILL BE VOID THEREAFTER.”

[Note: Each CDS Global Special Warrant originally issued in Canada and held by the Depository, and each CDS Global Special Warrant issued in exchange therefor or in substitution thereof shall bear or be deemed to bear the following legend or such variations thereof as the Company may prescribe from time to time:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO GROWN ROGUE INTERNATIONAL INC. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS, OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS, HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

THIS GLOBAL WARRANT HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR WITH ANY OTHER SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION.”]

Sch. A-1

SPECIAL WARRANT CERTIFICATE

GROWN ROGUE INTERNATIONAL INC.

(incorporated under the laws of Ontario)

No. SW-«Warrant» CUISP:	«Number» SPECIAL WARRANTS entitling the holder to acquire one Unit (comprised of one Unit Share and one Unit Warrant) for each Special Warrant, subject to adjustment as set out below

THIS IS TO CERTIFY that, for value received, «Name» (the “Special Warrant holder”) is the registered holder of the number of special warrants (the “Special Warrants”) stated above and is entitled to acquire in the manner and at the time, and subject to the restrictions contained in the Indenture (as defined below) hereinafter referred to, one unit (collectively, the “Units”) of Grown Rogue International Inc. (the “Company”) per Special Warrant represented hereby (subject to adjustment as set out in the Indenture), all without payment of any additional consideration. Each Unit is comprised of one common share (a “Unit Share”) and one common share purchase warrant (a “Unit Warrant”). Each Unit Warrant will be issued pursuant to the terms of a warrant indenture dated the date of the Indenture between the Company and Capital Transfer Agency, ULC (the “Unit Warrant Agent”) in its capacity as warrant agent for the Unit Warrants and will entitle the holder thereof to acquire one common share of the Company at a price of $0.30 per common share for a period of 24 months following the date hereof, subject to adjustment and/or accelerated expiry in certain circumstances.

The Special Warrants represented by this certificate are issued under and pursuant to a certain indenture (the “Indenture”) made as of March 5, 2021 between the Company and Capital Transfer Agency, ULC (the “Special Warrant Agent”) (which expression includes any successor special warrant agent appointed under the Indenture), to which Indenture and any instruments supplemental thereto reference is hereby made for a full description of the rights of the holders of the Special Warrants and the terms and conditions upon which such Special Warrants are, or are to be, issued and held, all to the same effect as if the provisions of the Indenture and all instruments supplemental thereto were herein set forth, to all of which provisions the holder of these Special Warrants by acceptance hereof assents. All terms defined in the Indenture are used herein as so defined. In the event of any conflict or inconsistency between the provisions of the Indenture and the provisions of this Special Warrant Certificate, except those that are necessary by context, the provisions of the Indenture shall prevail. The Company will furnish to the holder of this Special Warrant Certificate, upon request and without charge, a copy of the Indenture.

Unless previously exercised by way of voluntary exercise, the Special Warrants represented by this Special Warrant Certificate will be deemed to be exercised immediately prior to 5:00 p.m. (Toronto time) on the earlier of:

(i)	the date that is the third Business Day after the date on which the receipt (the “Receipt”) for a (final) short form prospectus qualifying the distribution of the Unit Shares and Unit Warrants issuable upon the exercise or deemed exercise of the Special Warrants (the “Prospectus”) has been issued by the securities commissions or similar regulatory authority (the “Securities Regulators”) in each of the provinces of Canada, except Quebec, in which Special Warrants are sold (the “Designated Jurisdictions”); and

(ii)	the date that is 4 months and one day after the date hereof (the “Deemed Exercise Time”).

If any Special Warrants have not been voluntarily exercised by the holders thereof prior to the Deemed Exercise Time, then such Special Warrants will be deemed to have been exercised, delivered and surrendered by the holder thereof immediately at the Deemed Exercise Time without any further action on the part of the holder.

Sch. A-2

The Company will use its commercially reasonable efforts to obtain the Receipt for the Prospectus on or before 5:00 p.m. (Toronto time) on April 5, 2021 (the “Qualification Deadline”). If the Receipt for the Prospectus is not issued prior to the Qualification Deadline, then each holder of a Special Warrant will be entitled to receive upon the deemed exercise of each Special Warrant, without payment of any additional consideration or further action on the part of the holder thereof, 1.1 Units per Special Warrant, on the Deemed Exercise Date. References to “Unit Shares” and “Unit Warrants” herein include any additional Unit Shares and Unit Warrants resulting from such adjustment.

The holder of this Special Warrant Certificate may, at any time prior to the Deemed Exercise Time, exercise all or any number of the Special Warrants represented hereby, by surrendering to the Special Warrant Agent a Special Warrant Certificate or Special Warrant Certificates representing the number of Special Warrants to be exercised, together with the duly completed and executed exercise form attached as Appendix 1 hereto in accordance with the instructions contained in Appendix 5 attached hereto. Any such exercise, at a time when the Company has not received the Receipt for the Prospectus from the Securities Regulators, is subject to compliance with, and may be restricted by, applicable securities laws. If, at the time of the exercise of the Special Warrants, there remain restrictions on resale under applicable securities laws on the Unit Shares and Unit Warrants acquired, the Company may endorse the certificates representing the Unit Shares and Unit Warrants acquired with respect to such resale restrictions.

The Unit Shares and Unit Warrants in respect of which the Special Warrants are exercised or deemed exercised will be deemed to have been issued on the date of such exercise, at which time each Special Warrant holder will be deemed to have become the holder of record of such Unit Shares and Unit Warrants.

After the exercise or deemed exercise of Special Warrants, the Special Warrant Agent shall within three Business Days of such exercise or deemed exercise cause to be issued the appropriate number of Unit Shares and Unit Warrants issuable in respect of such Special Warrants, not exceeding those which such Special Warrant holder is entitled to acquire pursuant to the Special Warrants so exercised. If the holder of this Special Warrant Certificate exercises some but not all of the Special Warrants represented hereby, he or she will be entitled to receive, without charge, a new Special Warrant Certificate or other evidence of ownership representing the unexercised number of the Special Warrants represented hereby.

The holder of this Special Warrant Certificate may at any time prior to the Deemed Exercise Time, upon written instruction delivered to the Special Warrant Agent and payment of the charges provided for in the Indenture and otherwise in accordance with the provisions of the Indenture, exchange this Special Warrant Certificate for other Special Warrant Certificates evidencing Special Warrants entitling the holder to acquire in the aggregate the same number of Unit Shares and Unit Warrants as may be acquired under this Special Warrant Certificate.

The number of Units which may be acquired by a Special Warrant holder upon exercise of Special Warrants, are also subject to and governed by Article 4 of the Indenture with respect to the Penalty Units, anti- dilution provisions, including provisions for the appropriate adjustment of the class, number and price of the securities issuable hereunder upon the occurrence of certain events including any subdivision, consolidation, or reclassification of the shares, payment of stock dividends, or amalgamation of the Company.

The holding of the Special Warrants evidenced by this Special Warrant Certificate does not constitute the Special Warrant holder a shareholder of the Company or entitle such holder to any right or interest in respect thereof except as herein and in the Indenture expressly provided.

The Special Warrants may only be transferred by the Special Warrant holder (or its legal representatives or its attorney duly appointed), in accordance with applicable laws and upon compliance with the conditions set out in the Indenture, on the register kept at the office of the Special Warrant Agent by delivering to the Special Warrant Agent’s Toronto office a duly executed Form of Transfer attached as Appendix 2 hereto and a duly executed Special Warrant Transferee’s certificate attached as Appendix 3 hereto and complying with such other reasonable requirements as the Company and the Special Warrant Agent may prescribe and such transfer shall be duly noted on the register by the Special Warrant Agent.

Sch. A-3

The holder understands and acknowledges that the Special Warrants, Unit Shares and Unit Warrants issuable hereunder (together, the “Securities”) have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or under the securities laws of any state of the United States, and that Special Warrants originally issued in the United States or to, or for the account or benefit of, a person in the United States or a U.S. person are, and any Securities issued upon exercise of such Special Warrants will be, “restricted securities” within the meaning of Rule 144(a)(3) of the U.S. Securities Act. “United States” and “U.S. person” have the respective meanings assigned in Regulation S (“Regulation S”) under the U.S. Securities Act.

The holder understands that the Special Warrants represented hereby may not be exercised within the United States or by or for the account or benefit of a U.S. person or a person in the United States, and the Securities issuable upon exercise of such Special Warrants may not be delivered within the United States or for the account or benefit of a U.S. Person, unless such Securities are registered under the U.S. Securities Act and any applicable state securities laws, or unless an exemption from such registration requirements is available.

The holder understands that, until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, certificates representing Securities which are “restricted securities”, and all certificates issued in exchange therefor or in substitution thereof, will bear a U.S. restrictive legend substantially in the form prescribed by the Special Warrant Indenture.

This Special Warrant Certificate shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

After the exercise or deemed exercise of any of the Special Warrants represented by this Special Warrant Certificate, the Special Warrant holder shall no longer have any rights under either the Indenture or this Special Warrant Certificate with respect to such Special Warrants, other than the right to receive certificates or other evidence of ownership representing the Unit Shares and Unit Warrants issuable on the exercise of those Special Warrants, and those Special Warrants shall be void and of no further value or effect.

The Indenture contains provisions making binding upon all Special Warrant holders resolutions passed at meetings of such holders in accordance with such provisions or by instruments in writing signed by the Special Warrant holders holding a specified percentage of the Special Warrants.

Sch. A-4

IN WITNESS WHEREOF the Company has caused this Special Warrant Certificate to be executed and the Special Warrant Agent has caused this Special Warrant Certificate to be countersigned by its duly authorized officers as of this ______ day of__, 2021.

GROWN ROGUE INTERNATIONAL INC.

Per:
Authorized Signatory

COUNTERSIGNED BY:

CAPITAL TRANSFER AGENCY, ULC

Per:
Authorized Signatory

Sch. A-5

APPENDIX 1 TO

SPECIAL WARRANT CERTIFICATE

EXERCISE FORM

TO:	GROWN ROGUE INTERNATIONAL INC. (the “Company”)

1.	The undersigned hereby irrevocably subscribes for and exercises the right to acquire _______________ Units of the Company (or such number of other securities or property to which such Special Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the accompanying Special Warrant Certificate) according to the provisions of the Indenture referenced in the accompanying Special Warrant Certificate.

2.	The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

☐	(A) the undersigned holder at the time of exercise of the Special Warrants (i) is not in the United States, (ii) is not a U.S. Person, (iii) is not exercising the Special Warrants for the account or benefit of a U.S. Person or a person in the United States, (iv) did not execute or deliver this exercise form in the United States and (v) delivery of the underlying Units will not be to an address in the United States; OR

☐	(B) the undersigned holder (a) is the original U.S. purchaser who purchased the Special Warrants pursuant to the Private Placement who delivered the U.S. Accredited Investor Certificate attached as Schedule C – Annex 1 to the Subscription Agreement in connection with its purchase of Special Warrants, (b) is exercising the Special Warrants for its own account or for the account of a disclosed principal that was named in the Subscription Agreement pursuant to which it purchased such Special Warrants, and (c) is, and such disclosed principal, if any, is an “accredited investor” as defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) at the time of exercise of these Special Warrants and the representations and warranties of the holder made in the original Subscription Agreement including the U.S. Accredited Investor Certificate remain true and correct as of the date of exercise of these Warrants; OR

☐	(C) the undersigned holder (a) is the original U.S. purchaser who purchased the Special Warrants pursuant to the Private Placement who delivered the Qualified Institutional Buyer Letter attached as Schedule C – Annex 2 to the Subscription Agreement in connection with its purchase of Special Warrants, (b) is exercising the Special Warrants for its own account or for the account of a disclosed principal that was named in the Subscription Agreement pursuant to which it purchased such Special Warrants, and (c) is, and such disclosed principal, if any, is a “qualified institutional buyer” as defined in Rule 144A under the U.S. Securities Act at the time of exercise of these Special Warrants and the representations and warranties of the holder made in the original Subscription Agreement including the Qualified Institutional Buyer remain true and correct as of the date of exercise of these Warrants; OR

☐	(D) the undersigned holder has delivered to the Company and the Special Warrant Agent an opinion of counsel (which will not be sufficient unless it is in form and substance reasonably satisfactory to the Company and Special Warrant Agent) or such other evidence reasonably satisfactory to the Company and the Special Warrant Agent to the effect that with respect to the Units to be delivered upon exercise of the Special Warrants, the issuance of such securities has been registered under the U.S. Securities Act, or an exemption from such registration requirements is available.

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3.	The Common Shares and Warrants underlying the Units are to be registered as follows:

Name:
(print clearly)

Address in full:

Number of Units

4.	Such securities should be sent by courier to:

Name:
(print clearly)

Address in full:

If the number of Special Warrants exercised is less than the number of Special Warrants represented hereby, the undersigned requests that the new Special Warrant Certificate representing the balance of the Special Warrants be registered in the name of the undersigned and should be sent by courier to:

Name:
(print clearly)

Address in full:

5.	The undersigned understands that upon the exercise of Special Warrants issued in the United States or to, or for the account or benefit of, a “U.S. person” or a person in the United States, which bear the legend in section 5.9(a) of the Special Warrant Indenture, the certificate(s) representing the Common Shares and Warrants will bear a legend substantially in the form prescribed by section 5.10(b) and 5.10(c), as applicable, of the Special Warrant Indenture restricting transfer of the Common Shares without registration under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and applicable state securities laws unless an exemption from registration is available. “U.S. person” and “United States” have the respective meanings assigned in Regulation S under the U.S. Securities Act.

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DATED at ______________________________________,______________________, this ____________ day of ____________, 20__.

Signature Witnessed or Guaranteed (See instructions to Special Warrant holders in Appendix 5)	(Signature of Special Warrant holder, to be the same as appears on the face of this Special Warrant Certificate)

Name of Special Warrant holder:

Address (please print):

Notes to Special Warrant holders:

(1)	In order to voluntarily exercise the Special Warrants represented by this certificate, prior to the Deemed Exercise Time pursuant to section 5.2 of the Indenture, this exercise form must be delivered to the Special Warrant Agent, together with this Special Warrant Certificate. Refer to the instructions to Special Warrant holders attached as Appendix 5 to this Special Warrant Certificate.

(2)	If this exercise form indicates that the Common Shares and Warrants are to be issued to a person or persons other than the registered holder of this Special Warrant Certificate, the registered holder must pay to the Special Warrant Agent all eligible transfer taxes or other government charges, if any, and the Form of Transfer must be duly executed. The signature of such holder on the exercise form and transfer form must be guaranteed by a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP).

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APPENDIX 2 TO

SPECIAL WARRANT CERTIFICATE

FORM OF TRANSFER

TO:	GROWN ROGUE INTERNATIONAL INC. (the “Company”)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (name) ______________________________ (the “Transferee”), of ______________________________ (residential address) ______________________________ Special Warrants of Grown Rogue International Inc. registered in the name of the undersigned on the records of Capital Transfer Agency, ULC represented by the attached certificate, and irrevocably appoints __________________ as the attorney of the undersigned to transfer the said securities on the books or register of transfer, with full power of substitution.

In the case of a special warrant certificate that contains a U.S. restrictive legend, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐	(A) the transfer is being made only to the Company;

☐	(B) the transfer is being made outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act, and in compliance with any applicable local securities laws and regulations and the holder has provided herewith Appendix 3 to the Special Warrant Indenture, or

☐	(C) the transfer is being made within the United States or to, or for the account or benefit of, U.S. Persons, in accordance with a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws and the undersigned has furnished to the Company and the Special Warrant Agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company and the Special Warrant Agent to such effect.

In the case of a Special Warrant Certificate that does not contain a U.S. restrictive legend, if the proposed transfer is to, or for the account or benefit of a U.S. Person or to a person in the United States, the undersigned hereby represents, warrants and certifies that the transfer of the Special Warrants evidenced by the Special Warrant Certificate is being completed pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws, in which case the undersigned has furnished to the Company and the Special Warrant Agent either an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company and the Special Warrant Agent to such effect.

☐	If transfer is to a U.S. Person, check this box.

DATED the _______ day of ______________, 20__.

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Signature Guaranteed (See instructions to Special Warrant holders in Appendix 5)	(Signature of Special Warrant holder, to be the same as appears on the face of this Special Warrant Certificate)

Name of Special Warrant holder: Address

REASON FOR TRANSFER – For US Residents only (where the individual(s) or corporation receiving the securities is a US resident). Please select only one (see instructions below).

☐ Gift	☐ Estate	☐ Private Sale	☐ Other (or no change in ownership)

Date of Event (Date of gift, death or sale):	Value per Special Warrant on the date of event:

☐ ☐ / ☐ ☐ / ☐ ☐ ☐ ☐	$ ☐ ☐ ☐.☐ ☐	☐ CAD OR ☐ USD

A-2-2

Note to Special Warrant holders:

(1)	The signature of the holder on the transfer form must be guaranteed by a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP).

CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. All securityholders or a legally authorized representative must sign this form. The signature(s) on this form must be guaranteed in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

●	Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

●	Canada: A Signature Guarantee obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”, sign and print their full name and alpha numeric signing number. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a “Signature & Authority to Sign Guarantee” Stamp affixed to the transfer (as opposed to a “Signature Guaranteed” Stamp) obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a Medallion Signature Guarantee with the correct prefix covering the face value of the certificate.

●	Outside North America: For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

OR

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) on this form must be guaranteed by an authorized officer of Royal Bank of Canada, Scotia Bank or TD Canada Trust whose sample signature(s) are on file with the transfer agent, or by a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”, “MEDALLION GUARANTEED” OR “SIGNATURE & AUTHORITY TO SIGN GUARANTEE”, all in accordance with the transfer agent’s

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then current guidelines and requirements at the time of transfer. For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer unless there is a “SIGNATURE & AUTHORITY TO SIGN GUARANTEE” Stamp affixed to the Form of Transfer obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a “MEDALLION GUARANTEED” Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate.

REASON FOR TRANSFER – FOR US RESIDENTS ONLY:

Consistent with US IRS regulations, the Special Warrant Agent is required to request cost basis information from US securityholders. Please indicate the reason for requesting the transfer as well as the date of event relating to the reason. The event date is not the day in which the transfer is finalized, but rather the date of the event which led to the transfer request (i.e. date of gift, date of death of the securityholder, or the date the private sale took place).

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APPENDIX 3

SPECIAL WARRANT TRANSFEREE’S CERTIFICATE

1.	The Transferee acknowledges that the Special Warrants and the Units, Common Shares and Warrants issuable upon exercise thereof (collectively, the “Securities”) have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and may not be offered or sold in the United States unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, or an exemption from such registration requirements is available, and that the Company has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of the Securities;

2.	The Transferee is not a “U.S. person” (as defined in Regulation S under the U.S. Securities Act (a “U.S. Person”), which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States;

3.	The Transferee is resident at the address set forth on the signature page of this certificate;

4.	The Securities are not being acquired directly or indirectly for the account of benefit of a U.S. Person or a person in the United States, and the Transferee does not have any agreement or understanding (either written or oral) with any U.S. Person or a person in the United States respecting:

(a)	the transfer or assignment of any rights or interest in any of the Securities;

(b)	the division of profits, losses, fees, commissions, or any financial stake in connection with this purchase; or

(c)	the voting of the Common Shares issuable on the exercise of the Special Warrants;

5.	It has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons;

6.	No offers to sell the Special Warrants were made by any person to the Transferee while the Transferee was in the United States;

7.	The Transferee was outside the United States at the time of the Transferee’s purchase of the Special Warrants;

8.	The Transferee acknowledges that the certificates representing the Special Warrants will state that the Special Warrants and underlying Units, Common Shares and Warrants, have not been registered under the U.S. Securities Act or the securities laws of any state of the United States, and the Special Warrants may not be exercised in the United States or by or on behalf of a U.S. Person or a person in the United States unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available; and

9.	The Transferee acknowledges that the Special Warrants may be transferred only if:

A-3-1

(a)	the Special Warrants are transferred outside the United States to a non-U.S. person who properly completes, executes and delivers to the Company the certificate attached as Appendix 2 to the form of Special Warrant, or

(b)	in the event of the transfer of the Special Warrants to or for the account or benefit of a U.S. Person or a person in the United States, or in the event of the transfer of the Special Warrants to a person whom the agent for the Special Warrants (the “Special Warrant Agent”) has reasonable grounds to believe is or is acting for the account or benefit of a U.S. Person or a person in the United States, the Company has received a written opinion of counsel of recognized standing or other evidence satisfactory to it that the transfer of Special Warrants to such person is in compliance with applicable United States federal and state securities laws, and the Company has provided a direction to the Special Warrant Agent to proceed with such registration, subject to such terms or conditions, including legending the certificates representing the Special Warrants, as may be required at law.

Signature of Transferee	Address

Name

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APPENDIX 4

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	GROWN ROGUE INTERNATIONAL INC. (the “Company”)

AND TO:	☐	Capital Transfer Agency, ULC, as registrar and transfer agent for the Common Shares of Grown Rogue International Inc., OR

☐	Capital Transfer Agency, ULC, as Special Warrant Agent for the Special Warrants of Grown Rogue International Inc., OR

☐	Capital Transfer Agency, ULC, as Warrant Agent for the Warrants of Grown Rogue International Inc

The undersigned (A) acknowledges that the sale of the securities of the Company represented by certificate number ___________________________ or held in Direct Registration System account number ___________________________. to which this declaration relates, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not an “affiliate” (as defined in Rule 405 under the U.S. Securities Act) of the Company; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another designated offshore securities market within the meaning of Rule 902(b) under the U.S. Securities Act, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any person acting on its behalf engaged in any directed selling efforts in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated ___________________________, 20__.

X
Signature of individual (if Holder is an individual)

X
Authorized signatory (if Holder is not an individual)

Name of Holder (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

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Affirmation by Seller’s Broker-Dealer

(required for sales in accordance with Section (B)(2)(b) above)

We have read the representations of our customer ___________________________ (the “Seller”) contained in the foregoing Declaration for Removal of Legend, dated ____________, 20__, with regard to the sale, for such Seller’s account, of _______________ common shares (the “Securities”) of the Company represented by certificate number _______________ or held in Direct Registration System account number _______________. We have executed sales of the Securities pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), on behalf of the Seller. In that connection, we hereby represent to you as follows:

(1)	no offer to sell Securities was made to a person in the United States;

(2)	the sale of the Securities was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another designated offshore securities market (as defined in Rule 902(b) of Regulation S under the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3)	no “directed selling efforts” were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4)	we have done no more than execute the order or orders to sell the Securities as agent for the Seller and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

For purposes of these representations: “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; “directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities (including, but not be limited to, the solicitation of offers to purchase the Securities from persons in the United States); and “United States” means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Company shall be entitled to rely upon the representations, warranties and covenants contained herein to the same extent as if this affirmation had been addressed to them.

Name of Firm

By:
Authorized Officer

Date:

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APPENDIX 5

INSTRUCTIONS TO SPECIAL WARRANT HOLDERS

TO EXERCISE:

If the Special Warrant holder voluntarily exercises Special Warrants prior to the Deemed Exercise Time pursuant to section 5.2 of the Indenture, it must complete, sign and deliver:

(a)	the Exercise Form, attached as Appendix 1; and

(b)	the Special Warrant Certificates,

to the Special Warrant Agent indicating the number of Common Shares and Warrants to be acquired. In such case, the signature of such registered holder on the Exercise Form must be witnessed.

TO TRANSFER:

If the Special Warrant holder wishes to transfer Special Warrants, then the Special Warrant holder must complete, sign and deliver (as appropriate):

(a)	the Transfer Form attached as Appendix 2;

(b)	the Special Warrant Certificates;

(c)	the Special Warrant Transferee’s Certificate attached as Appendix 3, if applicable; and

(d)	opinion of U.S. counsel, if applicable.

to the Special Warrant Agent indicating the number of Special Warrants to be transferred.

If the Special Warrant Certificate is transferred, the Special Warrant holder’s signature on the Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

For the protection of the holder, it would be prudent to use registered mail if forwarding by mail.

GENERAL:

If the Transfer Form or Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Special Warrant Certificate must also be accompanied by evidence of authority to sign satisfactory to the Special Warrant Agent.

The name and address of the Special Warrant Agent is:

Capital Transfer Agency, ULC

Suite 920, 390 Bay Street

Toronto, ON M5H 2Y2

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SCHEDULE “B”

DEFINITION OF “U.S. PERSON” AND “UNITED STATES”

“U.S. Person”

1.	U.S. person means:

(a)	any natural person resident in the United States;

(b)	any partnership or corporation organized or incorporated under the laws of the United States;

(c)	any estate of which any executor or administrator is a U.S. person;

(d)	any trust of which any trustee is a U.S. person;

(e)	any agency or branch of a foreign entity located in the United States;

(f)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(g)	any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(h)	any partnership or corporation if:

(i)	organized or incorporated under the laws of any foreign jurisdiction; and

(ii)	formed by a U.S. person principally for the purpose of investing in securities not registered under the U.S. Securities Act, unless it is organized or incorporated, and owned by accredited investors (as defined in Rule 501(a) under the U.S. Securities Act) who are not natural persons, estates or trusts.

2.	Notwithstanding paragraph 1 of this section, any discretionary account or similar account (other than an estate or trust) held for the benefit of or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated or (if an individual) resident in the United States shall not be deemed a U.S. person.

3.	Notwithstanding paragraph 1 of this section, any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

(a)	an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

(b)	the estate is governed by foreign law.

4.	Notwithstanding paragraph 1 of this section, any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

Sch. B-1

5.	Notwithstanding paragraph 1 of this section, an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

6.	Notwithstanding paragraph 1 of this section, any agency or branch of a U.S. person located outside the United States shall not be deemed a “U.S. person” if:

(a)	the agency or branch operates for valid business reasons; and

(b)	the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

7.	The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed “U.S. persons.”

“United States”

1.	“United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

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